REVOLVING CONSTRUCTION AND DEVELOPMENT LOAN AGREEMENT


         THIS AGREEMENT, made and entered into as of the _____ day of April, 1997, by and between LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation (hereinafter referred to as "Borrower"), whose address is 935 East Wayzata Boulevard, Wayzata, Minnesota 55391; and FIRST BANK NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as "Lender"), whose address is 601 Second Avenue South, Minneapolis, Minnesota 55402-4302.

         WITNESSETH THAT, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   DEFINITIONS

         For the purposes of this Agreement, the following terms shall have the following meanings:

         Acquisition Costs: All costs of acquiring Project Land, including the purchase price and reasonable and customary closing costs; provided, however, that Acquisition Costs with respect to any Project Land shall be deemed never to exceed the lesser of (a) the actual cost of the Project Land, or (b) the value of the unimproved Project Land in "as-is" condition as shown by an Appraisal (to the extent that an Appraisal is required by this Agreement with respect to such Project Land).

         Advance: Any portion of the Loan advanced by Lender to or for the benefit of Borrower in accordance with the terms hereof.

         Advance Date: The date on which an Advance of Loan proceeds requested by Borrower hereunder is funded.

         Affiliate: When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent (5%) or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent (5%) or more of the equity interest therein), (c) each Person, five percent (5%) or more of the voting stock (or if such Person is not a corporation, five percent (5%) or more of the equity interest therein) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

         Agreement: This Revolving Construction and Development Loan Agreement including all Project Addenda and any other amendments hereof and supplements hereto executed by Borrower and Lender.

         Amendment of Mortgage: The Amendment of Mortgage to be executed at the time that an additional Project is approved by Lender for the purpose of subjecting such Project to the lien of the Mortgage. The form of the Amendment of Mortgage shall be as set forth in Exhibit "A" attached hereto with the insertion of the applicable legal description being added for such Project.

         Applicable Margin:  One and one-quarter percent (1.25%).

         Application and Certificate For Payment: The Application and Certificate for Payment in the form of that attached hereto as Exhibit "B" which shall be used in connection with all Advances for Development Loans.

         Appraisal: A third-party appraisal of the value of a Project setting forth the value of the unimproved Project Land in an "as is" condition and the value of the improved Project Land based on the retail sales value of the finished lots in the case of a Development Project and the retail sales value of the finished lot and the home to be constructed thereon in the case of a Construction Project commissioned and/or approved by, and addressed to, Lender, and prepared at the expense of Borrower by a qualified and licensed MAI appraiser acceptable to Lender, which complies with all applicable Governmental Requirements and the requirements of Lender and its chief review appraiser.

         Board: The Board of Governors of the Federal Reserve System or any successor thereto.

         Borrowing Base Certificate: The Borrowing Base Certificate in the form of that attached hereto as Exhibit "C".

         Budget: An itemized, certified statement of actual and estimated Costs, including all Acquisition Costs, Construction Costs and Soft Costs, of a Project, in Lender's form, signed and sworn to by Borrower, as the same may be amended or supplemented with approval of Lender from time to time.

         Business Day: Any day (other than a Saturday, a Sunday or a legal holiday in the State of Minnesota) on which national banks are permitted to be open.

         City: The municipality, village, township or other applicable governmental entity in which the Project is located and from which governmental approvals or permits are required.

         Closing Date: The date of this Agreement.

         Code: The Internal Revenue Code of 1986, as amended.

         Completion Date: The date on which Completion of a Project occurs, but in no event later than (a) the date specified therefor on the Project Addendum relating to a Development Project, and (b) the date specified in Column I of the Borrowing Base Certificate.

         Consolidated Indebtedness: All Indebtedness of Borrower and its Consolidated Subsidiaries (excluding intercompany items and all Shareholders Subordinated Debt), after making appropriate deductions for any minority interests.

         Consolidated Net Income: For any period shall mean the amount of consolidated net income (or loss) of Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, after eliminating all intercompany items and portions of earnings properly attributable to minority interests, if any, in the Consolidated Subsidiaries; provided, however, that there shall not be included in Consolidated Net Income any net income (or net loss) of a Consolidated Subsidiary for any period during which it was not a Consolidated Subsidiary, or any net income (or net loss) of any business, properties or assets acquired (by way of merger, consolidation, purchase or otherwise) by Borrower or any Consolidated Subsidiary for any period prior to the acquisition thereof.

         Consolidated Subsidiary: A Subsidiary of Borrower whose financial statements are included in the most recent annual consolidated financial statements of Borrower and its Subsidiaries.

         Consolidated Tangible Net Worth: The dollar amount of:

         (a) the tangible assets of Borrower and its Consolidated Subsidiaries (excluding intercompany items) after deducting for minority interests and adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper, in excess of

         (b) the aggregate amount of Consolidated Indebtedness and Shareholders Subordinated Debt;

provided, however, that (i) inventory shall be taken into account on the basis of the cost or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets (a) any assets typically classified as intangible assets, including but not limited to patents, trademarks, trade names, copyrights, licenses, goodwill and debt issuance costs, or (b) treasury stock or any securities or Indebtedness of Borrower or a Consolidated Subsidiary, or any other equity, convertible or unsecured debt securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against Federal income tax liabilities, and (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets subsequent to December 31, 1995, shall not be taken into account. The Consolidated Tangible Net Worth as of December 31, 1995 was $5,968,000.

         Construction Costs: All hard costs of constructing Project Improvements, including site preparation costs and the costs of all materials, labor and equipment.

         Construction Project: The construction of a single-family home or a two to eight-unit multifamily structure on Construction Project Land, all as approved by Lender in accordance with Section 2.4 hereof.

         Construction Project Completion: All Construction Project Improvements included within a Construction Project are completed in accordance with the Plans therefor and paid for in full, free of all mechanics', laborers', materialmen's and other similar lien claims; a certificate of substantial completion for the Project Improvements has been signed by Borrower and Borrower has received a certificate of occupancy from the City and has otherwise complied with all Governmental Requirements with respect to completion of construction of the Construction Project.

         Construction Project Improvements: New single-family homes or two to eight-unit multifamily structures and related improvements to be constructed upon Construction Project Land and owned by Borrower.

         Construction Project Land: Land owned in fee simple by Borrower to be used for a Construction Project and upon which Construction Improvements are located or are to be constructed.

         Construction Project Loan. A Construction Project Loan made pursuant to
Section 2.4.

         Consultants: Third party experts retained by Lender to assist it in connection with approving, closing, advancing or administering the Project Loans.

         Contingency Reserve: A reserve of Development Project Loan proceeds to pay Costs which are in excess of the amounts thereof anticipated on the date of approval of the Development Project, whether as a result of price increases, changes in the Plans or otherwise, in an amount equal to a percentage of all Construction Costs of a Development Project as mutually agreed to by Borrower and Lender.

         Contractor: Any Person, party or entity which has a contract or subcontract under which payment may be required for any work done, material supplied or services furnished in connection with acquiring, constructing, financing, equipping and/or developing a Project.

         Costs: All Acquisition Costs, Construction Costs and Soft Costs of a Project.

         Debt Restricted Cash: The unborrowed portion of any land development loans to Borrower held in restricted bank accounts under financing arrangements substantially similar to such loans made to Borrower in the past.

         Default Rate: The Default Rate of interest specified in Section 1.2(b) hereof.

         Development Project: The acquisition and development of Development Project Land into (a) single family housing subdivisions, or (b) two to eight unit multi-family housing subdivisions, all as approved by Lender in accordance with Section 2.2 hereof.

         Development Project Completion: All Development Project Improvements included within a Development Project (except for final paving or other similar items, the completion of which is secured by a Letter of Credit deposited with the City) are completed in accordance with the Plans therefor, as approved by Lender, and paid for in full, free of all mechanics', laborers', materialmen's and other similar lien claims; said completion has been approved and certified by the General Contractors and by the Inspecting Architect; a certificate of substantial completion for the Project Improvements has been signed by Borrower and the General Contractors and delivered to Lender, and no punch-list items remain to be completed; Lender has received acceptable evidence that all Governmental Requirements and all private restrictions and covenants relating to the Project have been complied with or satisfied; Lender has received copies of all warranties, if any, from suppliers covering materials included within the Development Project; Lender has received an as-built survey of the Project which conforms with Lender's requirements.

         Development Project Improvements: All improvements, including all improvements required by the City, which are necessary for the completion of a Development Project including, but not limited to, the construction of roads, utilities, curbs, gutters, signage, grading and landscaping, all in accordance with Plans approved by Lender and Inspecting Architect.

         Development Project Land: Land owned or acquired in fee simple by Borrower to be used for a Development Project and upon which Development Project Improvements are located or are to be constructed.

         Development Project Loan: A Project Loan made pursuant to Sections 2.2 and 2.3.

         Draw Request: A written request by Borrower for an Advance of Construction Project Loan proceeds under this Agreement, in the form Exhibit "E" attached hereto and with the certifications set forth therein, including the Borrowing Base Certificate.

         Environmental Audit: A written Phase I environmental review, audit, assessment or report commissioned and/or approved by, and currently addressed and certified to, Lender, or accompanied by a reliance letter addressed which complies with ASTM Practice E 1527 and which is otherwise acceptable to Lender, setting forth the results of an investigation of a Development Project, including an historical investigation of the uses and ownership of the Development Project Land included therein, contacts with appropriate governmental agencies and any Tests which may be requested by Lender, prepared by a competent, qualified environmental engineer or consultant which is acceptable to Lender and is licensed, bonded and insured in accordance with all applicable statutes, and all supplements, updates and recertifications thereof required by Lender.

         Funded Debt: The sum of Senior Indebtedness, the Senior Subordinated Debentures, Parity Indebtedness and Subordinated Indebtedness (except Shareholders Subordinated Debt) less Debt Restricted Cash.

         GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

         General Contractor: The general contractor or construction manager (whether one or more) retained by Borrower and approved by Lender, which approval shall not be unreasonably withheld with respect to any Project, if different from Borrower. Borrower may act as its own general contractor with respect to any Construction Project.

         Governmental Requirements: All laws, statutes, codes, ordinances and governmental rules, regulations and requirements applicable to Borrower, Lender, Guarantors and/or the Projects.

         Guarantors: Edmund M. Lundgren, Allan D. Lundgren, Peter Pflaum, Patrick Wells and Gerald T. Lundgren (each of whom is herein sometimes called a "Guarantor").

         Guaranty: An absolute, unconditional, irrevocable, joint and several guaranty of full payment and performance of the obligations of Borrower under all of the other Loan Documents, executed by Guarantors, including any amendments thereof and supplements thereto executed by Guarantors and Lender.

         Immediately Available Funds: Funds with good value on the day and in the city in which payment is received.

         Improvements: The buildings and other improvements which are to be placed or constructed upon the Project Land as a part of any Project, all of which shall be owned by Borrower.

         Indebtedness: With respect to any Person at any date means and includes all items of indebtedness which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date, and in addition shall include (i) all indebtedness guaranteed or endorsed (other than for purposes of collection in the ordinary course of business), directly or indirectly, in any manner by such Person, and contingent obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others, (ii) all lease obligations of such Person required under generally accepted accounting principles to be capitalized and reflected as a liability on the balance sheet of such Person, and (iii) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon property owned by such Person, whether or not the indebtedness so secured has been assumed by such Person.

         Indemnification Agreement: Lender's form of joint and several indemnification agreement relating to environmental matters and executed by Borrower and Guarantors, in favor of Lender, including any amendments thereof and supplements thereto executed by Borrower and Guarantors which agreement as amended will cover all Project Land.

         Inspecting Architect: The independent architect, engineer or consultant (whether one or more) selected by Lender to advise Lender with respect to any Project.

         Lender Debt: Any indebtedness of Borrower, of any Guarantor or of any Affiliate of Borrower or of any Guarantor to the Lender or to any Affiliate of Lender, whether recourse or nonrecourse, except the Loan.

         Letter of Credit: A performance letter of credit required to be issued by a City or a public utility in connection with a Development Project.

         Letter of Instructions: The Letter of Instructions in the form of that attached hereto as Exhibit "F".

         Loan: The aggregate of all Project Loans made by Lender to Borrower pursuant to the terms of this Agreement in an amount of up to Five Million and 00/100 Dollars ($5,000,000.00) outstanding at any given time (subject to the limitations set forth in Section 1.1).

         Loan Documents: The documents which evidence, secure or otherwise relate to the Loan including, but not limited to, the Note, this Agreement, the Mortgage, all Amendments to Mortgage, the Indemnification Agreement and the Guaranty, and including any amendments thereof and supplements thereto executed by Lender and Borrower (and/or any other party thereto).

         Loan to Value Ratio: The ratio calculated by dividing the maximum principal amount of a Project Loan by the market value less special assessments of the related Project (a) as set forth in the most recent Appraisal thereof, or
(b) as set forth in the purchase agreement less special assessments in the case of Construction Project Loans of less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) which are secured by Pre-Sold Homes.

         Loan Year: A period consisting of twelve (12) consecutive months commencing on the first calendar month subsequent to the date hereof or on any anniversary thereof, the first Loan Year being a Loan Year commencing on the first day of May, 1997.

         Management Bonuses: Management Bonuses shall have the meaning set forth in Section 10.12 of that certain Indenture dated as of October 18, 1996 by and between Borrower and National City Bank of Minneapolis, National Association as Trustee.

         Maturity Date: May 1, 2000 unless extended as set forth in Section 1.8 herein.

         Model Home: A Construction Project which (a) is a single family home or a unit in a two to eight unit multifamily structure, (b) not a Pre-Sold Home, and (c) will be used as a model home by Borrower.

         Mortgage: A first Mortgage and Security Agreement and Fixture Financing Statement, dated of even date herewith, executed and delivered by Borrower in favor of Lender to secure the Loan, including all amendments thereof and supplements thereto, which Mortgage shall be a first lien on all Project Land.

         Note: The Revolving Note, dated of even date herewith, executed and delivered by Borrower to Lender in the face principal amount of Five Million and 00/l00 Dollars ($5,000,000.00), to evidence the Loan, as the same may be amended, modified or replaced from time to time.

         Parity Indebtedness: Any and all Indebtedness of Borrower created, incurred, assumed, or guaranteed by Borrower before, at, or after the date of execution of this Agreement which (a) matures by its terms, or is renewable at the option of Borrower to a date, more than one year after the date of the original creation, incurrence, assumption, or guaranty of such Indebtedness by Borrower, (b) contain covenants, conditions and restrictions on Borrower which are not inconsistent with nor violate any of the covenants, conditions and restrictions in this Agreement, and (c) is neither Senior Indebtedness nor Subordinated Indebtedness. Parity Indebtedness shall include, without limitation, the Senior Subordinated Debentures.

         Permitted Encumbrances: The liens, charges and encumbrances on title to a Project approved as such by Lender prior to any Advance of proceeds of the Project Loan therefor.

         Person: Any natural person, corporation, limited liability company, partnership (general or limited), limited liability partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         Plans: The final working plans for Project Improvements, including drawings, specifications, details and manuals (which in the case of Development Projects shall have been approved by Lender).

         Pollutant: Any hazardous or toxic substance, waste or material, or other pollutant or contaminant (including, but not limited to, radioactive materials, gasoline, asbestos, dioxin, methane, radon, urea-formaldehyde and polychlorinated biphenyls), as those terms are defined or used in any Governmental Requirement.

         Pre-Sold Home: A Construction Project that is subject to a non-cancelable and non-contingent purchase agreement with a bona fide third party buyer.

         Project: The Project Land and the Project Improvements which collectively make up either a Development Project or a Construction Project.

         Project Addendum: An addendum to this Agreement between Borrower and Lender for each Development Project approved by Lender pursuant to Section 2.2, identifying and describing the approved Development Project in detail, supplementing this Agreement as it applies to said Development Project, setting forth the amount of the Development Project Loan allocated thereto, setting forth the date by which construction of the Development Project must begin ("Commencement Date") and the outside Completion Date therefor, setting forth the estimated Costs of the Development Project and adding to this Agreement any requirements, representations and covenants which are required by Lender as a condition to its approval of said Development Project.

         Project Improvements: All Construction Project Improvements and Development Project Improvements.

         Project Land: All Development Project Land and Construction Project
Land.

         Project Loan: The portion of the Loan set aside to fund an approved Development Project pursuant to Section 2.2 or an approved Construction Project pursuant to Section 2.4.

         Project Loan Maturity Date: The earlier of (a) the Maturity Date, or
(b) one of the following dates depending upon the type of Project: (i) thirty
(30) months after the date on which the first Advance of the proceeds of a Development Project Loan is made, (ii) twelve (12) months after the date on which the first Advance of proceeds of a Construction Project Loan is made if the Project Improvement is a Pre-Sold Home (or, if earlier, the closing date stipulated in the Purchase Agreement), (iii) thirty (30) months after the date on which the first Advance of proceeds of a Construction Project Loan is made if the Project Improvement is a Model Home, or (iv) fifteen (15) months after the date on which the first Advance of proceeds of a Construction Project Loan is made if the Project Improvement is a Speculative Home.

         Purchase Agreement: A purchase agreement for the purchase of the Project Land to be acquired for a Development Project or a Construction Project.

         Reference Rate: The rate of interest from time to time publicly announced by Lender as its "reference rate". Lender may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

         Regulatory Change: Any change after the date hereof in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requirements applying to a class of banks including Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         Reimbursement Agreement: A reimbursement agreement in form and content acceptable to Lender which governs the terms upon which a letter of credit will be issued to a City in connection with a Development Loan.

         Release Price: With respect to (a) a lot which is part of a Development Project and which is being sold to a third party buyer or which Borrower requests be released, unless such lot is being transferred to, and will become part of a Construction Project pursuant to Section 3.6 hereof, the Release Price shall equal one hundred twenty-five percent (125%) of the Transfer Price for such lot as established by the terms of this Agreement, and (b) a lot which is a Construction Project but which was originally part of a Development Project, the Release Price shall equal one hundred eight percent (108%) of the amount of the maximum approved Construction Project Loan, whether funded or not, (with the excess proceeds, i.e., the eight percent (8%) being applied as a prepayment of the Development Loan from which such lot was transferred), and (c) a lot which is a Construction Project, but which was not originally part of a Development Project, the Release Price shall equal one hundred percent (100%) of the amount of the Construction Project Loan.

         Revolving Commitment: The obligation of Lender to make Project Loans to Borrower in an aggregate principal amount outstanding at any time not to exceed the Revolving Loan Amount upon the terms and subject to the conditions and limitations set forth in this Agreement.

         Revolving Commitment Ending Date: November 1, 1999 unless extended pursuant to the terms of Section 1.8 hereof.

         Revolving Loan Amount: Five Million and 00/100 Dollars ($5,000,000.00).

         Senior Indebtedness: The principal of, premium (if any) and interest on any and all Indebtedness of Borrower (other than the Senior Subordinated Debentures, Parity Indebtedness and Subordinated Indebtedness) incurred in connection with (i) the borrowing of money (whether secured or unsecured) from or guaranteed to banks, trust companies, insurance companies and other financial institutions, (ii) all Indebtedness to specialized industry lenders to the extent it is secured by real estate and/or assets of Borrower (including the cash value of life insurance) evidenced by bonds, debentures, mortgages, notes or other securities or other instruments, (iii) obligations under capitalized leases as determined by GAAP, and (iv) other non-recourse obligations to third parties in connection with the acquisition of land (but excluding option agreements or contingent purchase agreements which Borrower has the right to terminate unilaterally) incurred, assumed or guaranteed by Borrower before, at or after the date of execution of this Agreement, and all renewals, extensions and refundings thereof, unless in the instrument creating or evidencing any such Indebtedness or pursuant to which such Indebtedness is outstanding, it is provided that such Indebtedness, or such renewal, extension or refunding thereof, is junior or is not superior in right of payment to the Senior Subordinated Debentures.

         Senior Subordinated Debentures: Both (a) the Senior Subordinated Debentures, Series Ten Percent, in the amount of $3,000,000.00 and due in the year 2003 as described in and governed by that certain Indenture dated May 14, 1993, by and between Borrower and National City Bank of Minneapolis, National Association as Trustee, and (b) the Senior Subordinated Debentures, Series Eleven Percent, in the amount of $3,000,000.00 and due 2004 as described in and governed by that certain Indenture dated as of October 18, 1996, by and between Lundgren Brothers Construction, Inc., and National City Bank of Minneapolis, National Association as Trustee.

         Shareholders Subordinated Debt: Any borrowing by Borrower from its shareholders which is evidenced by a note or other instrument and expressly made Subordinated Indebtedness as required by Section 10.11 of that certain Indenture dated as of October 18, 1996 by and between Borrower and National City Bank of Minneapolis, National Association, as Trustee, and which has a stated maturity which is later than the stated maturity of the Senior Subordinated Debentures described in such Indenture.

         Soft Costs: Costs of a Project not attributable to Acquisition Costs or Construction Costs, including interest on the Project Loan, fees payable to Lender pursuant hereto, fees of Borrower's and Lender's counsel, fees of outside accountants, costs of feasibility studies, environmental studies, permit fees, inspection fees, fees of the Inspecting Architect and other Consultants, ad valorem taxes, insurance premiums, recording and filing fees and taxes, title insurance premiums and fees, surveyor's fees and costs of internal and outside appraisals.

         Speculative Home: A Construction Project which is a single family home, or a unit in a two to eight multifamily structure, not a Pre-Sold Home and not anticipated to be used as a Model Home.

         Subordinated Indebtedness: Any and all Consolidated Indebtedness of Borrower created, incurred, assumed, or guaranteed by Borrower before, at, or after the date of execution of this Agreement in which, by the terms of the instrument (or any supplemental instrument) creating or evidencing such Consolidated Indebtedness or pursuant to which such Indebtedness is outstanding
(a) it is provided that such Consolidated Indebtedness, or any renewal, extension, or refunding thereof, is expressly subordinate and junior in right of payment to the Senior Subordinated Debentures (whether or not subordinated to any other Indebtedness of Borrower), or (b) it is not, by its terms, Senior Indebtedness or Parity Indebtedness.

         Subsidiary: Any corporation of which at least a majority of the outstanding voting stock is owned, at the time, directly or indirectly, by Borrower, or by one or more Subsidiaries of Borrower. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         Sworn Construction Cost Statement: An itemized, certified statement of actual and estimated Construction Costs of a Project, in Lender's form, signed and sworn to by Borrower and the General Contractor (if any), as the same may be amended or supplemented with the approval of Lender from time to time.

         Termination Date: The earlier of (a) the Maturity Date, or (b) the date on which the Note is declared to be immediately due and payable pursuant to the terms hereof or of the Note.

         Tests: Such soil tests, water tests, chemical tests, materials tests and other tests and analyses as are appropriately required to confirm, with relative certainty, the absence of Pollutants from a Project.

         Title Company: Chicago Title Insurance Company, a Missouri corporation.

         Title Policy: A loan policy of title insurance in favor of Lender issued by the Title Company together with such endorsements as are necessary to evidence the addition of Projects, as approved, as additional security for the Loan and complying with Lender's standard requirements therefor.

         Total Revolving Outstandings: As of any date of determination, the sum of the aggregate unpaid principal balance of Advances outstanding on such date plus any amounts not yet funded for an approved Project Loan.

         Transfer Price: The price designated for each lot within a Development Project which will be used as the Acquisition Cost for such lot when transferring such lot to a Construction Project. The transfer price for each such lot shall be established by Borrower and Lender in the Project Addendum provided that in determining such Transfer Prices the total of all Transfer Prices for all lots with a Development Project shall equal the amount of the applicable Development Loan.

         Unused Revolving Commitment: As of any date of determination, the amount by which the Revolving Loan Amount exceeds the Total Revolving Outstandings.

                                     1. LOAN

         1.1 Principal Advances

         Upon the terms and subject to the conditions set forth in this Agreement, Lender agrees to make Project Loans to Borrower on a revolving basis, in Advances, at any time and from time to time, in accordance with the terms hereof, from the Closing Date to the Termination Date, during which period Borrower may borrow, repay and reborrow in accordance with the terms hereof, for the purpose of acquiring, developing and constructing Projects; provided, however, that (a) at no time shall Lender be obligated to lend to Borrower more than the total amount of proceeds of the Loan which Borrower has then qualified to receive hereunder, and (b) the aggregate unpaid principal balance of all Total Revolving Outstandings shall never exceed the Revolving Loan Amount. All Advances shall be evidenced by the Note. Lender shall enter in its ledgers and records the amount of each such Advance and of each payment made upon such Advances, and Lender is authorized by Borrower to enter on a schedule attached to the Note a record of Advances and payments; provided, however, that the failure by Lender to make any such entry or any error by Lender in making such entry shall not limit or otherwise affect the obligations of Borrower hereunder and under the Note. Notwithstanding the expressed principal amount of the Note, Borrower shall not at any time be obligated to repay more or less than the total of all Advances made by Lender pursuant hereto, together with interest thereon at the rates specified below and in the Note, computed on each Advance from the date it is so made by Lender, and all other advances made by Lender pursuant to the terms of the Loan Documents, with interest thereon as therein provided, less all payments of principal of and interest on the Note, and of such advances and interest thereon, made by Borrower. The entire unpaid principal amount of the Loan shall be due and payable on the Termination Date, and the entire unpaid principal amount of each Project Loan shall be due and payable on the Project Loan Maturity Date therefor.

         1.2 Interest Rate, Interest Payments and Default Interest

         Interest shall accrue and be payable on the Advances from the date made as follows:

         (a) Each Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of
                  (i) the Reference Rate, plus (ii) the Applicable Margin.

         (b) Any Advance not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin, plus (C) five percent (5%) (herein called the "Default Rate").

         (c) Interest shall be payable (i) with respect to each Advance, on the first Business Day of each calendar month, commencing on the first Business Day of the next calendar month after the calendar month in which the first Advance is made and on the Termination Date; (ii) with respect to any portion of an Advance which is prepaid in accordance with the terms hereof, on the date of such prepayment; and (iii) with respect to interest at the Default Rate, on demand at Lender's option.

Interest on the Loan shall be computed on the basis of actual days elapsed and a year of three hundred sixty (360) days.

         1.3 Prepayments

         Borrower may prepay Advances, in whole or in part, at any time after three (3) Business Days' prior written notice of said prepayment from Borrower to Lender, without premium or penalty. Any such prepayment must be accompanied by payment, in full, of all unpaid, accrued interest on the amount prepaid. Amounts so prepaid shall be applied to such Project Loan or Project Loans as designated by Borrower unless a default or event of default then exists hereunder, in which event said amounts shall be applied as Lender may elect. If no default or event of default exists hereunder, amounts so prepaid may be reborrowed from time to time as parts of other Project Loans (but not the same Project Loan) in accordance with the terms of this Agreement.

         1.4 Optional Termination of Revolving Commitment

         Borrower may, at any time, upon not less than three (3) Business Days' prior written notice to Lender, terminate the Revolving Commitment in its entirety. Upon termination of the Revolving Commitment pursuant to this Section, Borrower shall pay to Lender the full amount of all outstanding Advances, all accrued and unpaid interest thereon, and all other amounts then owing from Borrower to Lender pursuant to the Loan Documents, and Lender shall have no further obligation to make Advances hereunder.

         1.5 Fees

         Borrower shall pay to Lender the following fees as and when hereinafter provided: (a) a commitment fee in the amount of Twenty-five Thousand and 00/100 Dollars ($25,000.00), payable on the Closing Date; (b) a collateral fee in the amount of one percent (1%) of the amount set aside from the Revolving Commitment to fund each Development Project Loan, payable with respect to each Development Project within forty-eight (48) hours after Lender gives Borrower written notice that Lender has accepted and approved said Development Project ("Collateral Fee"); (c) an annual Letter of Credit fee for each Letter of Credit issued pursuant to Section 2.2 hereof in an amount equal to two percent (2%) per annum of the outstanding amount of such Letter of Credit payable quarterly, in advance, commencing on the date of issuance of the Letter of Credit and (d) an annual fee in the amount of one-half of one percent (1/2%) per annum of the Revolving Loan Amount minus (i) the outstanding principal balances of all Development Project Loans, and (ii) the aggregate amount that Lender remains obligated to fund with respect to each such Development Project Loan as of the first day of each Loan Year which fee shall be due and payable on the first day of each Loan Year beginning May 1, 1998.

         1.6 Payments

         Payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other obligations under this Agreement payable to Lender shall be made without setoff or counterclaim in Immediately Available Funds not later than 1:00 P.M. (Minneapolis time) on the dates called for under this Agreement and the Note to the Lender at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

         1.7 Capital Adequacy

         In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on Lender's capital or the capital of its parent corporation (by an amount Lender deems material) as a consequence of the Loan to a level below that which Lender or its parent corporation could have achieved but for such Regulatory Change (taking into account Lender's policies and the policies of its parent corporation with respect to capital adequacy), then Borrower shall, within ten (10) days after written notice and demand from Lender, pay to Lender additional amounts sufficient to compensate Lender, or its parent corporation, for such reduction. Any determination by Lender under this Section and any certificate as to the amount of such reduction given to Borrower by Lender shall be final, conclusive and binding for all purposes, absent error.

         1.8 Extensions

         Not more than ninety (90) days and not less than sixty (60) days prior to (a) a date two (2) years after the Closing Date, and (b) each subsequent annual anniversary of the Closing Date (if all previous extension options available under this Section 1.8 have been exercised by Borrower), and if no default or event of default then exists hereunder, Borrower may, at its option, request that Lender extend the Revolving Commitment Ending Date and the Maturity Date for an additional period of one (1) year. Any such request shall be accompanied by an extension fee in the amount of Twenty-five Thousand and 00/100 Dollars ($25,000.00) ("Extension Fee"). Lender may grant or deny said request, in its sole and absolute discretion, or may condition its granting of said request upon such matters as it may, in its sole discretion, elect. Borrower shall have fifteen (15) days after receipt of a written list of said conditions from Lender to agree thereto, in writing. If Borrower does not so agree to the same within said fifteen (15) day period, Borrower's request for said extension shall be deemed to have been denied. If Lender denies said request for an extension, or said request is deemed to be denied pursuant to the terms hereof, Lender shall return the Extension Fee, less any reasonable out-of-pocket costs incurred by Lender in reviewing and evaluating Borrower's request therefor including, but not limited to, any appraiser's fees (including the fees of Lender's own internal review appraiser). Otherwise Lender shall retain the Extension Fee as consideration for extending the Revolving Commitment Ending Date and the Maturity Date.

         1.9 Term Out

         Notwithstanding anything to the contrary herein set forth, if Lender ever does not extend the Revolving Commitment Ending Date (and the Maturity
Date) pursuant to Section 1.8 hereof, (i) the Revolving Loan Amount shall be reduced to an amount equal to the amount of the then Total Revolving Outstandings on the Revolving Commitment Ending Date, and (ii) the Total Revolving Outstandings shall be repaid or reduced by Borrower on the last day of each month after the Revolving Commitment Ending Date in six (6) equal installments, so that the Total Revolving Outstandings shall be zero (0) on the Maturity Date.

         During the period between the Revolving Commitment Ending Date and the Maturity Date, (a) no new Project shall be approved by Lender, (b) Lender will continue to make Advances with respect to existing approved Project Loans subject to the reduced Total Revolving Outstandings set forth above, and (c) the Revolving Loan Amount shall be reduced simultaneously with any reduction in the amount of the Total Revolving Outstandings to an amount equal to the reduced amount of the Total Revolving Outstandings.

                           2. CONDITIONS OF BORROWING

         Lender shall not be required to make any Advances hereunder until the pre-closing requirements, conditions and other requirements set forth below have been completed and fulfilled to the satisfaction of Lender, with respect to said Advance, at Borrower's sole cost and expense. It is agreed, however, that Lender may, in its discretion, make such Advances prior to completion and fulfillment of any or all of such pre-closing requirements, conditions and other requirements, without waiving its right to require such completion and fulfillment before any additional Advances are made.

         2.1 Prerequisites to Effectiveness of Agreement

         The obligations of Lender to make Advances and the effectiveness of this Agreement are subject to delivery by Lender of the following documents, certificates and opinions, each in form and substance acceptable to Lender:

         (a) This Agreement duly executed by Borrower and Lender; the Note, Mortgage and Indemnity Agreement duly executed by Borrower; and the Guaranty and Indemnity Agreement duly executed by Guarantors;

         (b) A copy of the Articles of Incorporation of Borrower, together with all amendments thereto, and a Certificate of Good Standing for Borrower, each currently certified by the Secretary of State of Minnesota; Borrower's By-Laws and Resolutions of Borrower's Board of Directors authorizing the transactions described herein, and an incumbency certificate for Borrower (including the names, titles and specimen signatures of officers thereof authorized to execute Loan Documents), all currently certified by Borrower's corporate secretary and upon which Lender may rely until revoked by written notice to Lender;

         (c) A Certificate from a duly authorized officer of Borrower setting forth the names, titles, specimen signatures and telephone numbers of all Persons authorized to (i) sign Draw Requests and/or other documents, instruments, certificates and agreements to be delivered by Borrower to Lender hereunder, and/or (ii) give instructions to Lender hereunder, which Certificate shall be deemed to be in full force and effect until receipt by Lender of an amendment thereof duly executed by said duly authorized officer of Borrower;

         (d) A signed, written opinion from Borrower's and Guarantors' counsel, addressed to Lender and currently dated, as to the due organization, existence, qualification and good standing of Borrower; as to the legal capacity of Guarantors; as to the due authorization, validity, legality, binding nature and enforceability of the Loan Documents listed in Section 2.1(a); that, to such counsel's knowledge, the execution, delivery and performance by Borrower and Guarantors of the Loan Documents to which each is a party will not violate any contracts or agreements of Borrower or Guarantors or any applicable Governmental Requirements; as to the absence, to such counsel's knowledge, of litigation or governmental proceedings which could adversely affect Borrower or Guarantors; and such other matters as may be required by Lender;

         (e) The most current available annual audited financial statements for Borrower and the most current available annual personally certified financial statements for each Guarantor, as well as financial statements for each of the three (3) full fiscal years of each immediately preceding the time period covered by said current financial statements, and Borrower and each Guarantor shall also certify that there has been no material adverse change in the financial condition of Borrower and each Guarantor (respectively) since the dates of such financial statements.

         Lender may advance to itself, pursuant to the provisions of Sections
3.1 and 5.5, proceeds of the Loan sufficient to pay all reasonable costs and expenses incurred by Lender in connection with preparation, negotiation and extension of the Loan Documents and the review of the foregoing, even though no Project Loan has yet been approved by Lender.

         2.2 Conditions Precedent to Approval of a Development Project

         If and when Borrower wishes to have Lender approve a Development Project, so that it will be eligible for a Development Project Loan, Borrower shall submit to Lender a written request for such approval, which request shall be accompanied by the following documentation (the "Development Project Approval Prerequisites"), all of which shall be acceptable in form and content to Lender:

         (a) A written description of the Development Project, including the size, legal description and location of the Development Project Land and the proposed Development Project Improvements to be constructed.

         (b) A copy of the signed Purchase Agreement covering the Development Project Land pursuant to which Borrower has acquired or is acquiring the same.

         (c) A Sworn Construction Cost Statement setting forth in detail all Construction Costs of the Development Project.

         (d) A Budget setting forth in detail all Costs of the Development Project, including all Acquisition Costs, Construction Costs and Soft Costs associated with the Development Project.

         (e) Lender has obtained an Appraisal of the Development Project at the cost of Borrower.

         (f) A commitment for a Title Policy from the Title Company covering the Development Project, together with copies of each document referred to therein and together with searches for state and federal tax liens, bankruptcies and judgments against the Borrower, the Guarantors and any other Person or entity which may have an interest in the Development Project.

         (g) A current, certified ALTA/ACSM Land Title Survey of the Development Project Land, which shall also be prepared in accordance with Lender's standard requirements therefor.

         (h) Two (2) complete sets of the Plans for the Development Project, approved by the City and including a copy of the site plan with respect to the Development Project.

         (i) Soil reports on the Development Project Land, showing that the soil will adequately support the Development Project Improvements when constructed in accordance with the Plans.

         (j) The construction contract for each General Contractor, a schedule listing all contracts and subcontracts relating to the Development Project, and copies of such subcontract as Lender may require, specifically identifying those which are with Borrower or Guarantors (or Affiliates thereof). In addition, Borrower will obtain a conditional assignment of the construction contract and an agreement from the general contractor to honor and perform the same for Lender in the event of default under the Loan Documents.

         (k) Lender has obtained an Environmental Audit which indicates that no Pollutant is present above, on, in or under the Development Project, together with all reports, data and other information produced in connection with the Tests at the cost of Borrower.

         (l) Insurance policies and/or certificates of insurance written by insurers satisfactory to Lender and in amounts satisfactory to Lender and which comply with the requirements of this Agreement.

         (m) A flood zone certification from Flood Data Services, Inc. (or another Consultant acceptable to Lender), indicating that the Development Project is not located in a flood plain or any other flood prone area, as designated by any governmental agency; provided, however, that if the Development Project is so located, Borrower shall provide evidence of flood insurance acceptable to Lender.

         (n) Borrower's estimated time schedules for construction of the Development Project Improvements and for disbursement of the Development Project Loan proceeds.

         (o) A current letter, prepared in accordance with Lender's standard form therefor, addressed to Lender from an appropriate City officer regarding the zoning status and classification of the Development Project, certifying that the Development Project Land may be used for construction and operation of the Development Project Improvements without violation of any applicable Governmental Requirements.

         (p) Letters addressed to Lender from the utility companies confirming the availability of water, storm and sanitary sewer, gas, electric and telephone utilities for the Development Project, prepared in accordance with Lender's standard requirements therefor.

         (q) UCC chattel lien searches from the appropriate office(s) in the jurisdictions in which the Development Project is located, covering the Borrower, the Guarantors and of each other owner of the Development Project Land during the previous five (5) years (if Lender determines that the same are required).

         (r) Information concerning current ad valorem property taxes and special assessments to which the Development Project is subject, including copies of tax statements, tax parcel number(s) and payment dates.

         (s) A preliminary plat of the Development Project Land with a copy of the proposed final plat prepared in accordance with the Development Agreement, and resulting in the creation of the individual lots contemplated in the Development Agreement to be fully executed and in recordable form. The Plats shall be recorded immediately prior to the recording of the Mortgage or the Amendment of Mortgage, as the case may be, and certified copies of the same provided to Lender.

         (t) Evidence that construction will commence within sixty (60) days of the execution of the Project Addendum for the Development Project.

         (u) Any other documents and items which Lender, in its sole discretion, reasonably requires to evaluate a proposed Development Project.

         Upon receipt of the above-mentioned written request and the Development Project Approval Prerequisites, Lender may engage an Inspecting Architect to work on the Development Project, and legal counsel and/or a Consultant to review the Environmental Audit, title commitment and related documents, all at Borrower's sole cost and expense. If all of the Development Approval Prerequisites are acceptable to Lender, in its sole discretion, and if the proposed Development Project complies with all of the terms, provisions, requirements and conditions of this Agreement, Lender may, in its sole discretion, approve the proposed Development Project. In the event Lender approves the Development Project, an amount equal to the lesser of (a) seventy percent (70%) of the Costs of the Development Project, or (b) sixty-five percent (65%) of the market value of the Development Project, as shown by the Appraisal prepared for the benefit of the Lender, shall be set aside from the Revolving Commitment to fund the Development Project Loan for said Development Project. Once so set aside, said amount may be used only to fund said Development Project Loan, until said Development Project Loan has been repaid in full. Development Project Loans are term loans, each of which shall mature on its respective Project Loan Maturity Date, and are not themselves revolving loans, i.e., sums prepaid upon a Development Project Loan may not be reborrowed as a part of the same Development Project Loan, but may be reborrowed only as part of another Project Loan in accordance with the terms of this Agreement.

         Upon approval of a Development Loan, Borrower and Lender shall enter into a Project Addendum which shall describe the Development Project, set forth the amount of the Development Project Loan, set forth the commencement date, the Completion Date and the Project Loan Maturity Date for the Development Project Loan, and the Release Price and the Transfer Price for each lot within the Development Project.

         A portion of each Development Project Loan may be used for the issuance by Lender of Letters of Credit required by the City or any public utility in connection with a Development Loan provided that no more than Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) may be reserved for such purpose, in the aggregate, for all Development Projects. The amount of a Letter of Credit shall be added to and constitute a part of the applicable Development Project Loan and the Total Revolving Outstandings. Any such Letter of Credit shall be evidenced by a Reimbursement Agreement, in form and content acceptable to the Lender, and Borrower shall pay an annual Letter of Credit Fee as forth in
Section 1.5 hereof.

         2.3 Development Project Loan Pre-Funding Requirements

         (a) In order to qualify for the first Advance of proceeds with respect to an approved Development Project Loan, the following conditions shall be satisfied:

                  (i) Borrower shall have delivered to Lender an Amendment of Mortgage which shall have been fully executed and notarized.

                  (ii)     Borrower has paid the Collateral Fee as set forth in
                           Section 1.5 hereof.

                  (iii) Lender shall have delivered a fully executed copy of the Amendment to Mortgage to the Title Company.

                  (iv) Lender shall have issued the Letter of Instructions to the Title Company which shall include instructions to record the Amendment to Mortgage and to issue an endorsement to the Title Policy whereby the Development Project is added as part of the insured property under the Title Policy, subject only to such Permitted Exceptions as are acceptable to the Lender.

                  (v) Upon recording of the Amendment to Mortgage, execution of the Letter of Instructions and issuance to Lender of an acceptable endorsement to the Title Policy and submission to Lender of all items referenced in Section 2.2 above, in form and content acceptable to Lender, and upon receipt and approval of the items set forth in Section 2.3(b) and 2.3(c) herein Borrower shall be entitled to obtain Advances with respect to the Development Project Loan.

                  (vi) Lender has received evidence that Borrower has paid in cash at least thirty percent (30%) of all Costs of the Project.

         (b) At least five (5) days prior to the first Advance of funds from each Development Project Loan or such later date as is approved by Lender, Borrower shall provide to Lender each of the following, in form and substance acceptable to Lender, not previously supplied to and approved by Lender:

                  (i)      An Application and Certificate for Payment.

                  (ii) Copies of all grading and building permits required to complete construction of the Development Project Improvements.

                  (iii) Copies of all insurance policies and certificates required under Section 5.10 below.

                  (iv) If applicable an Assignment of General Contract in the form attached hereto as Exhibit "G".

                  (v) A copy of the Development Agreement duly executed by Borrower and the City.

                  (vi) Evidence of access to the Development Project by publicly dedicated streets.

                  (vii) A certified copy of the final plat of the Development Project Land ("Final Plat") showing recording information or if not yet recorded, a copy of the Final Plat as approved by the City which plat is to be recorded immediately after the first Advance of Funds.

                  (viii) A certified copy of the resolutions adopted by the city council of the City indicating the City's approval of the plats, the Development Agreement, the plans and the construction of the Development Project Improvements.

         (c) At least ten (10) days prior to any additional Advances with respect to each Development Loan, Borrower shall provide to Lender the following, in form and substance acceptable to
                  Lender:

                  (i)      An Application and Certificate for Payment.

                  (ii) A certificate signed by Borrower and the General Contractor, if applicable, certifying as to the Development Project Improvements completed at the time; that Borrower or the General Contractor and any subcontractor specified in the relevant Application and Certificate for Payment has satisfactorily completed the work or furnished the materials for which payment is requested in accordance with the applicable contracts; that all work for which an Application and Certificate for Payment is made conforms to the applicable contracts and any approved changes and is in place and sufficient Development Project Loan proceeds remain undisbursed to complete the Development Project and that all Development Loan Project proceeds previously disbursed have been applied as per the previously submitted applications for payment.

                  (iii) A certificate by the Inspecting Architect stating that all work done as specified in the Application and Certificate for Payment conforms to the contract documents, the amount requested for the work done and the materials furnished reasonably approximates the value of such work or materials and is in place and that the undisbursed Development Project Loan proceeds hereunder are then, in its opinion, sufficient to complete the Development Project.

                  (iv) Waivers of mechanics' liens and materialmen's liens executed by Borrower and General Contractor, if applicable and all subcontractors for all work done and all materials furnished to the Development Project and included in the previous Application and Certificate for Payment.

                   (v) Such other supporting evidence, including invoices and receipts as may be requested by Lender to substantiate all payments which are to be made out of the disbursement of Development Loan Project proceeds or to substantiate all payments then made in respect to the Development Project.

         2.4 Conditions Precedent to Approval of a Construction Project

         If and when Borrower wishes to have Lender approve a Construction Project, so that it will be eligible for a Construction Project Loan, Borrower shall submit to Lender a written request for such approval, accompanied by the following documentation (the "Construction Project Approval Prerequisitions"), all of which shall be acceptable in form and content to Lender:

         (a) An Amendment of Mortgage completed with respect to the Construction Project.

         (b) A written description of the Construction Project, including the size, legal description and location of the Construction Project Land and the Construction Project Improvements to be constructed.

         (c) In the case of a Pre-Sold Home, a copy of the signed non-cancelable and non-contingent purchase agreement covering the Construction Project pursuant to which Borrower is selling the same.

         (d) A commitment for a Title Policy covering the Construction Project, together with copies of each document referred to therein.

         (e) Insurance policies and/or certificates of insurance written by insurers satisfactory to Lender and in amounts satisfactory to Lender and which comply with the requirements of this Agreement.

         (f) A flood zone certification from Flood Data Services, Inc. (or another Consultant acceptable to Lender), indicating that the Construction Project is not located in a flood plain or any other flood prone area, as designated by any governmental agency; provided, however, that if the Construction Project is so located, Borrower shall provide evidence of flood insurance acceptable to Lender.

         (g) Lender will obtain at Borrower's cost an Appraisal with respect to all Construction Projects except those involving a Pre-Sold Home with a Construction Project Loan of $250,000.00 or less. If a Construction Project Loan of $250,000.00 or less is secured by a Pre-Sold Home, then no Appraisal will be required. In this event, Lender will lend an amount equal to seventy-five percent (75%) of the amount of the purchase agreement described in subsection 2.4(b) above but not to exceed $250,000.00. In the event the Pre-Sold Home sale does not close by the date specified in such purchase agreement, then Lender will require that the home be appraised and that the Loan to Value Ratio be reduced by Borrower to seventy percent (70%) of the appraised value. It is anticipated that the standard units for each home style built by Borrower will be appraised. In addition, a value will be assigned to pre-approved options and upgrades. It is the Lender's intent, on a project by project basis, that Borrower will not have to obtain a separate Appraisal for each single family home financed as a Construction Project. Rather, it is anticipated that a single Appraisal will be used for all homes of the same style in a particular project. Lender may, in its sole discretion, deny approval for any Construction Project which is not a Pre-Sold Home, which has an appraised value in excess of $450,000.00.

         (h) A Sworn Construction Cost Statement setting forth in detail all Construction Costs of the Construction Project.

         (i) A Budget setting forth all Costs of the Construction Project, including all Acquisition Costs, Construction Costs and Soft Costs associated with the Construction Project, together with evidence that Borrower has paid, in cash, all Costs of the Construction Project in excess of the Construction Project Loan unless the Construction Project Improvement to be constructed is a Pre-Sold Home. In such event Borrower shall not be required to pay such costs until the Construction Project Loan has been fully disbursed.

         (j) If so requested by Lender, a copy of the Plans for the Construction Project.

         (k) Any other documents and items which Lender, in its sole discretion, reasonably requires to evaluate a proposed Construction Project.

         If all of the Construction Project Approval Prerequisites are acceptable to Lender, in its sole discretion, and if the proposed Construction Project complies with all of the terms, provisions, requirements and conditions of this Agreement, Lender may, in its sole discretion, approve the proposed Construction Project, in writing. In the event Lender approves the Construction Project, an amount equal to (a) seventy-five percent (75%) of the appraised value if a Pre-Sold Home (or seventy-five percent (75%) of the amount of the non-cancelable and non-contingent purchase agreement for such Pre-Sold Home if the applicable Construction Project Loan is $250,000.00 or less), or (b) seventy percent (70%) of the appraised value if a Model Home or a Speculative Home, as shown by the Appraisal, shall be set aside from the Revolving Commitment to fund the Construction Project Loan for said Construction Project. In no event shall the amount set aside for a Construction Project Loan be greater than one hundred percent (100%) of the cost of the Construction Project as set forth in the budget. Once so set aside, said amount may be used only to fund said Construction Project Loan, until said Construction Project Loan has been repaid in full. Construction Project Loans are term loans, each of which shall mature on its respective Project Loan Maturity Date, and are not themselves revolving loans, i.e., sums prepaid upon a Construction Project Loan may not be reborrowed as a part of the same Construction Project Loan, but may be reborrowed only as part of another Project Loan in accordance with the terms of this Agreement. Approved Construction Projects for Model Homes and Speculative Homes will be limited to a maximum of fifty percent (50%) of the Total Revolving Outstandings for Construction Project Loans with respect to approved Construction Projects.

         2.5 Construction Project Loan Pre-Funding Requirements

         (a) In order to qualify for the first Advance of proceeds with respect to a Construction Project Loan, the following conditions shall be satisfied:

                  (i) Lender has received evidence that Borrower has paid, in cash, all Costs of this Construction Project in excess of the Construction Project Loan for any Model Home or Speculative Home. Such equity contribution shall not be required with respect to Pre-Sold Homes until the Construction Project Loan is fully advanced.

                  (ii) Lender shall deliver the Amendment to Mortgage to the Title Company which shall have been executed and notarized by Borrower and Lender.

                  (iii) Lender shall issue a Letter of Instructions to the Title Company which shall include instructions to record the Amendment to Mortgage and to issue an endorsement to the Title Policy whereby the Construction Project is added as part of the insured property under the Title Policy, subject only to such Permitted Exceptions as are acceptable to the Lender.

                  (iv) Upon recording of the Amendment to Mortgage, execution of the Letter of Instructions and issuance to Lender of an acceptable endorsement to the Title Policy and submission to Lender of all items referenced in Section 2.4 above, in form and content acceptable to Lender, the Construction Project shall be entered by Borrower on the Borrowing Base Certificate as an approved Construction Project Loan.

         (b) Upon submission to Lender of the revised Borrowing Base Certificate in which all of the requirements set forth in subsections 2.5(a)(i), (ii), (iii) and (iv) above have been complied with, the Borrower shall be entitled to obtain Advances with respect to such Construction Project Loan in accordance with the provisions of this Agreement.

                      3. ADVANCES OF PROJECT LOAN PROCEEDS

         3.1 Procedure for Advances

         (a) Each Advance shall be made pursuant to (i) a Draw Request with respect to Construction Project Loans, and (ii) an Application and Certificate for Payment with respect to Development Project Loans, which shall be submitted by Borrower to Lender and to the Inspecting Architect. With respect to each Development Project, Borrower shall not submit more than one
                  (1) Application and Certificate for Payment during any thirty
                  (30) day period. With respect to Construction Projects, Borrower shall be entitled to make unlimited Draw Requests during any thirty (30) day period.

         (b) Borrower shall deliver to Lender an updated Borrowing Base Certificate on the first (1st) day of each month. Borrower shall also deliver to Lender a revised Borrowing Base Certificate with each request for an Advance with respect to each Construction Project Loan.

         (c) On each Advance Date, if all the terms and conditions of this Agreement have been complied with by Borrower to the satisfaction of Lender, if no default or event of default exists hereunder, and if Lender has approved (i) each Draw Request for each Construction Project for which Borrower has submitted a Draw Request, and (ii) each Application and Certificate for Payment for each Development Project for which Borrower has submitted an Application and Certificate for Payment, Lender shall advance to Borrower the principal amount of each requested Advance by wire transfer of funds for the amount set forth in the applicable Draw Request or Application and Certificate of Payment (less any required retainage, which retainage shall not be deemed to be advanced hereunder and shall not bear interest until actually advanced, and less any amounts so advanced by Lender to itself). All Advances actually so made shall be deemed to be loans to Borrower, shall reduce the available amount of the Revolving Loan and of the Project Loan for the related Project (if any), and shall bear interest at the rates provided herein from the date so advanced.

         (d) Lender may take such steps as it may deem appropriate, at its option, to verify the application of Project Loan proceeds to Costs of the related Project, and to vary the advancement procedures herein set forth if the same becomes necessary or desirable to assure the proper application of Project Loan proceeds and/or to preserve the first lien status of the Mortgage covering the Project with respect to Advances made pursuant hereto including, but not limited to, making Advances directly to the General Contractors and/or subcontractors, and the amount of Advances to be made to the Borrower hereunder shall be correspondingly reduced. However, Lender shall not be obligated to conduct any such verification or to so vary said procedures.

         (e) In the event that Lender shall determine, in its reasonable judgment, that proper documentation to support a given Advance, as required by this Agreement, has not been furnished, it may withhold payment of such Advance, or of such portion of such Advance as shall not be so supported by proper documentation, and shall promptly notify Borrower of the discrepancy in or omission of such documentation. Until such time as such discrepancy or omission is corrected to the satisfaction of Lender, it may withhold such funds.

         (f) At the time of each Advance, there shall exist no default or event of default hereunder, and all representations and warranties made herein shall be true and correct on and as of each Advance Date with the same effect as if made on that date.

         3.2 Inspections

         Lender, Inspecting Architects, Consultants and their representatives shall have access to each Project at all reasonable times and shall have the right to enter each Project and to conduct such inspections thereof as they shall deem necessary or desirable for the protection of Lender's interests. However, Lender shall not be obligated to conduct any inspection of any Project.

         With respect to Construction Projects, Lender shall retain an Inspecting Architect at Borrower's expense to make inspections of all existing Projects prior to the first draw and then every sixty (60) days, commencing on May 1, 1997, and to review all Draw Requests relating to such Projects for the purpose of confirming that (a) each Project has been completed to date in a good and workerlike manner, and (b) that the percentages of completion certified to by the Borrower in the most recent Draw Request are accurate. The Inspecting Architect shall issue a written report to Lender with respect to such matters for approved Construction Projects on a bi-monthly basis.

         With respect to Development Projects, Lender shall also retain an Inspecting Architect and any other Consultants deemed necessary or desirable by Lender, at Borrower's expense, to inspect the Development Project and review the Plans, Contracts and Sworn Construction Cost Statements for each Development Project and to review all change orders relating to said Development Project. Such inspection and reviews shall be completed prior to approval of each Application and Certificate for Payment made with respect to a Development Project Loan.

         Neither Borrower nor any third party shall have the right to use or rely upon the reports of the Inspecting Architect or any other reports generated by Lender or its Consultants for any purpose whatsoever, whether made prior to or after commencement of construction. Borrower shall be responsible for making its own inspections of each Project during the course of construction, renovation or expansion and shall determine to its own satisfaction that the work done and materials supplied are in accordance with applicable contracts with its Contractors. By advancing funds after any inspection of any Project by Lender or an Inspecting Architect, Lender shall not be deemed to waive any event of default, waive any right to require construction defects to be corrected, or acknowledge that all construction conforms with the Plans.

         Notwithstanding any provision of this Agreement to the contrary, in the event that Lender should determine that (a) the actual quality or value of the work performed or the materials furnished does not correspond with the quality or value of the work required by the Plans for any Project, or (b) the percentage of completion certified to in any Draw Request is inaccurate, or (c) any Project Loan is not in balance, Lender shall notify Borrower of its objections thereto, and, upon demand, Borrower shall correct the conditions to which Lender objects.

         3.3 Project Loans In Balance

         Lender shall not be obligated to make any Advance of any Project Loan proceeds unless and until Borrower has certified that the Project Loan is in
Balance: i.e., (a) Borrower has paid, in cash, Costs of a Development Project equal to at least thirty percent (30%) of the total Costs of the Development Project or all Costs of Construction Project, in excess of the Construction Project Loan as shown on the most current Budget and Sworn Construction Cost Statement for the Project approved by Lender (provided, however, that Borrower, for the purposes of this clause, if a Construction Project consists of a Pre-Sold Home, Borrower shall not be obligated to pay such costs until the Project Loan has been fully advanced); and (b) all remaining unpaid Costs, as determined by Lender, including the Contingency Reserve, with respect to a Development Loan, where applicable, do not exceed the amount of the Loan proceeds not yet advanced by Lender. The amount of the Contingency Reserve for any Development Project Loan shall be designated in the Sworn Construction Cost Statement, and shall be included in the Development Project Addendum, for the Development Project. The required amount of the Contingency Reserve shall decline as Construction Costs for which it is maintained are paid therefrom; provided, however, that the amount of the Contingency Reserve shall never decline below an amount sufficient to pay all costs and payments for which it is maintained which then remain unpaid, as determined by Lender, and shall equal a mutually agreed upon percentage of all Construction Costs of the Development Project. If the Contingency Reserve becomes depleted, such depletion shall not limit Borrower's obligation hereunder to pay all sums which otherwise would have been payable from the Contingency Reserve.

         Notwithstanding any provision of this Agreement to the contrary, in the event that Lender or Borrower determines that the unadvanced balance of any Project Loan proceeds is insufficient to cover any category of Costs set forth on the Budget and the Sworn Construction Cost Statement for the Project and/or to complete the Project, and to pay all costs and expenses of completion and to pay interest on the Project Loan, through the Project Loan Maturity Date, it shall notify the other party hereto of such determination, and Borrower shall, at Lender's option, either (a) be ineligible for further Advances of the proceeds of said Project Loan until Borrower has directly paid (without any right to reimbursement therefor hereunder) sufficient Costs, or (b), within three (3) Business Days, deposit with Lender funds equal to said insufficiency, in order to bring the Project Loan back into balance. All sums so deposited may be advanced by Lender to pay Costs in the same manner as, and prior to, Advances of Project Loan proceeds hereunder.

         3.4 General

         The Project Loan proceeds shall be advanced by Lender, to or for the benefit of Borrower, in accordance with the terms and conditions set forth in this Article 3. All monies advanced by Lender (including amounts payable to Lender and advanced by Lender to itself pursuant to the terms hereof) shall constitute loans made to Borrower under this Agreement, evidenced by the Note and secured by the other Loan Documents, and interest shall be computed thereon as prescribed by this Agreement and the Note, from the date advanced to or for the benefit of Borrower.

         Borrower may not reallocate Project Loan proceeds to payment of different items in the Sworn Construction Cost Statement for the Project in question without the prior written consent of Lender. Lender reserves the right to make Advances for payment of amounts which are allocated to any of the designated items in any Sworn Construction Cost Statement for such other purposes or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable.

         No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Advance or preclude Lender from thereafter requiring Borrower to satisfy any such condition precedent with respect to any prior or further Advance. No Advance shall constitute a waiver of any default or event of default hereunder which may exist at the time of said Advance, whether or not the same is known to Lender. All conditions precedent to the obligation of Lender to make any Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or shall be entitled to assume that Lender will make or refuse to make any Advance in the absence of strict compliance with such condition precedent. All requirements of this Agreement may be waived by Lender, in whole or in part, at any time.

         Lender may, but shall not be obligated to, advance to itself, when due, from the proceeds of the Loan, without further order or request from Borrower, all interest payable to Lender under the terms hereof or of the Note, and may, at Lender's option, without any obligation to do so, advance to itself all other sums due or to become due to Lender under this Agreement or under any of the other Loan Documents including, but not limited to, its reasonable fees, administration fees, attorneys' fees, appraisal fees, internal appraisal review fees, engineer's and Inspecting Architect's fees, Consultant's fees and all out-of-pocket expenses incurred by Lender in connection with this Agreement and with the Loan, whether or not any Project Loan has yet been approved by Lender pursuant to Section 2.2 or 2.4. Lender shall also have the right, but not the obligation, after the occurrence of an event of default, to advance and directly apply the proceeds of the Loan to the satisfaction of any of Borrower's other obligations hereunder or under any of the other Loan Documents. Borrower hereby assigns and pledges the proceeds of each Project Loan and funds deposited by Borrower pursuant to Section 3.3 hereof (if any) to Lender for such purposes. Lender may advance such funds and incur such expenses as Lender deems necessary for the completion of construction of all Project Improvements and to preserve the Projects and any security for the Project Loans, and such expenses, even though causing the amount of the Loan to exceed the Revolving Commitment Amount or the amount of any Project Loan to exceed the amount of the Project Loan Commitment therefor, shall be secured by any and all documents securing the Loan, shall be evidenced by the Note and shall be payable to Lender upon demand.

         In the event that the total amount of any Project Loan exceeds the amount needed to fully pay all Costs set forth on the Sworn Construction Cost Statement for the Project approved by Lender (after subtracting Borrower's equity contribution required by Section 3.3), Lender shall not be required to advance, and Borrower shall not be entitled to receive, the excess.

         3.5 Releases of Projects

         If no event of default exists hereunder, Lender agrees to release the Mortgage from any lot located within a Project upon payment to the Lender of the Release Price designated for such lot in either the Project Addendum, with respect to a Development Project Loan, or the Borrowing Base Certificate, with respect to a Construction Project Loan.

         3.6 Transfers of Projects

         If no event of default exists hereunder, Lender agrees that lots contained within an approved Development Project may be transferred from the Development Project Loan to a Construction Project Loan at such time as the Borrower desires to construct Construction Project Improvements on such lot. The Borrower shall follow the procedure for approval of a Construction Project Loan with respect to such lot. At such time as approval has been obtained in accordance with the terms of Section 2.4 of this Agreement, the amount of the Development Project Loan shall be reduced by an amount equal to the Transfer Price designated for such lot in the applicable Project Addendum.

         3.7 Lender Responsibility

         It is expressly understood and agreed that Lender assumes no liability or responsibility for the sufficiency of Project Loan proceeds to complete the related Project, for protection of any Project, for the satisfactory completion of any Project, for inspection during construction, for the adequacy of the Contingency Reserve, for the adequacy or accuracy of any Sworn Construction Cost Statement, for any representations made by Borrower, or for any acts on the part of Borrower or its Contractors to be performed in the construction of any Project.

                  4. REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower represents and warrants to Lender that:

         4.1 Legal Status of Borrower

         Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to acquire, develop, construct, equip, own and operate each Project and to execute, deliver and perform this Agreement and the other Loan Documents; and this Agreement and the other Loan Documents executed to date by Borrower have been duly authorized, executed and delivered by and on behalf of Borrower so as to constitute this Agreement and said other Loan Documents the valid and binding obligations of Borrower, enforceable in accordance with their terms.

         4.2 No Breach of Applicable Agreements or Laws

         The consummation of the transactions contemplated hereby and the execution, delivery and/or performance of this Agreement and the other Loan Documents will not result in any breach of or constitute a default under any mortgage, deed of trust, lease, bank loan, credit agreement, guaranty or other instrument or violate any Governmental Requirements, to which Borrower or any Guarantor is a party, or by which Borrower or any Guarantor may be bound or affected.

         4.3 No Litigation or Defaults

         There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Guarantor, in which an adverse result would have a material adverse impact upon Borrower or any Guarantor or involving the validity or enforceability of the Loan Documents or the priority of the lien thereof, at law or in equity; and neither Borrower nor any Guarantor is in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over Borrower or any Guarantor.

         4.4 Financial and Other Information

         The financial statements of, and other financial and cash flow information for, Borrower and each Guarantor previously or hereafter delivered to Lender fairly and accurately present, or will fairly and accurately present, the financial condition of Borrower and each Guarantor, respectively, as of the dates of such statements and information, and the cash flows of Borrower and each Guarantor for the periods covered by such information, and neither this Agreement nor any document, financial statement, financial, cash flow or credit information, certificate or statement referred to herein or furnished to Lender by Borrower or any Guarantor contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact, or is or will be misleading in any material respect. There has been no material adverse change in the financial condition of Borrower or any Guarantor since the most recent financial statements for each heretofore delivered to Lender.

         4.5 No Defaults under Loan Documents or Other Agreements

         There is, and, until Lender has been fully repaid the entire indebtedness evidenced or to be evidenced by the Note, there will be, no default or event of default on the part of Borrower under the Loan Documents or under any other document to which Borrower is a party and which relates to the acquisition, ownership, occupancy, use, development, construction or management of a Project; and neither Borrower nor any Guarantor is or will be in default in the payment of the principal of or interest on any of its indebtedness for borrowed money, including any Lender Debt, and neither Borrower nor any Guarantor is or will be in default under any instrument or agreement under and subject to which any indebtedness for borrowed money, including any Lender Debt, has been issued or is secured, and no event has occurred, or will occur, which, with the lapse of time or the giving of notice or both, would constitute an event of default thereunder.

         4.6 Fiscal Years

         The fiscal years of Borrower and of each Guarantor end on December 31.

         4.7 Guarantors

         Guarantors are individual persons who are citizens and residents of the State of Minnesota, are under no legal disability and have all power and authority necessary to execute, deliver and perform the Guaranty, the Indemnity Agreement and any other Loan Documents to which they are parties; and the Guaranty, the Indemnity Agreement and such other Loan Documents have been duly authorized, executed and delivered by and on behalf of Guarantors so as to constitute the valid, binding, joint and several obligations of Guarantors, enforceable in accordance with their terms.

         4.8 Miscellaneous

         Borrower is not:

         (a) Engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board), and the value of all margin stock owned by Borrower does not constitute more than twenty-five percent (25%) of the value of the assets of Borrower.

         (b) An "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         (c) A "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         THE WARRANTIES AND REPRESENTATIONS IN THIS ARTICLE 4, AND ANY ADDITIONAL WARRANTIES AND REPRESENTATIONS CONTAINED HEREIN AND IN THE OTHER LOAN DOCUMENTS, SHALL BE DEEMED TO HAVE BEEN RENEWED AND RESTATED BY BORROWER AT THE TIME OF EACH REQUEST BY BORROWER FOR AN ADVANCE.

                            5. COVENANTS OF BORROWER

         While this Agreement is in effect, and until Lender has been paid in full the principal of and interest on all Advances made by Lender hereunder and under the other Loan Documents:

         5.1 Completing Construction

         Borrower shall commence construction of each Project on or before the Commencement Date specified in the Project Addendum with respect to Development Projects and the Borrowing Base Certificate with respect to Construction Projects, and shall expeditiously complete and fully pay for the development and construction of each Project in a good and workmanlike manner and in accordance with the contracts, subcontracts and Plans (which in the case of Development Contracts shall be submitted to and approved by Lender), and in compliance with all applicable Governmental Requirements, and any covenants, conditions, restrictions and reservations applicable thereto, so that Completion of the Project Improvements occurs on or before the Completion Date specified for said Project in the Project Addendum with respect to Development Projects and the Borrowing Base Certificate with respect to Construction Projects. Borrower assumes full responsibility for the compliance of the Plans for each Project and of each Project itself with all applicable Governmental Requirements, and with sound building and engineering practices, and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for such Plans or any other matter incident to any Project or the construction of the Project Improvements. In the case of a Development Contract, Borrower shall become a party to no General Contractor's contract, for the performance of any work on any Development Project except upon such terms and with such parties as shall be approved, in writing, by Lender. No approval by Lender of any contract relating to any Project or of any change order shall make Lender responsible for the adequacy, form or content of such contract or change order. Borrower shall correct or cause to be corrected (a) any defect in the Project Improvements, (b) any departure in the construction of the Project Improvements from the Plans therefor or applicable Governmental Requirements, and (c) any encroachment by any part of the Project Improvements or any other structure located on the Project Land on or over any building setback line, easement, property line or restricted area, unless expressly permitted by appropriate easements, licenses or other instruments. Borrower shall cause all roads necessary for the utilization of each Project for its intended purposes to be completed and dedicated, the bearing capacity of the soil on all Project Land to be made sufficient to support the Project Improvements situated or to be situated thereon, and sufficient local utilities to be made available to each Project and installed at Costs (if any) set out in the Sworn Construction Cost Statement therefor, on or before the Completion Date therefor.

         5.2 Borrowing Base Certificate.

         Borrower shall deliver to Lender a completed fully executed Borrowing Base Certificate on the first day of each month during the term of the Loan. Borrower shall also deliver to Lender a fully executed Borrowing Base Certificate at the time of submitting each Draw Request.

         5.3 Changing Costs, Scope or Timing of Work

         Borrower shall deliver to Lender revised Budgets and/or Sworn Construction Cost Statements for each Construction Project, showing changes in or variations from the current Budget and/or Sworn Construction Cost Statement therefor which involve changes in the costs of five percent (5%) or more for any single change, or if the aggregate amount of all changes exceeds five percent (5%) or more, as soon as such changes are known to Borrower. Borrower shall deliver to Lender a revised construction schedule for any Construction Project, if and when any target date set forth therein has been delayed by ten (10) consecutive days or more, or when the aggregate of all such delays equals thirty
(30) days or more.

         Borrower shall promptly furnish Lender with two (2) copies of each new change or modification in the design or style of the Construction Project or change or modification in the Plans, contracts or subcontracts for any Construction Project, as approved by Lender, prior to incorporation of any such change or modification into the Construction Project, whether or not Lender's consent to such change or modification is required hereby. Borrower shall not make or consent to any change or modification in the Plans, contracts or subcontracts, and no work shall be performed with respect to any such change or modification, without the prior written consent of Lender, if such change or modification would in any way alter the design or structure of the Construction Project or increase or decrease Costs of said Construction Project by five percent (5%) or more for any single change or modification, or if the aggregate amount of all changes and modifications in Costs of said Construction Project exceeds five percent (5%) of such Costs.

         Borrower shall deliver to Lender revised Budgets and/or Sworn Construction Cost Statements for each Development Project, showing changes in or variations from the current Budget and/or Sworn Construction Cost Statement therefor which involve amounts of $20,000 or more for any single change, or if the aggregate amount of all changes exceeds $50,000, as soon as such changes are known to Borrower. Borrower shall deliver to Lender a revised construction schedule for any Development Project, if and when any target date set forth therein has been delayed by ten (10) consecutive days or more, or when the aggregate of all such delays equals thirty (30) days or more.

         Borrower shall promptly furnish Lender with two (2) copies of each new change or modification in the Plans, contracts or subcontracts for any Development Project, as approved by Lender, prior to incorporation of any such change or modification into the Development Project, whether or not Lender's consent to such change or modification is required hereby. Borrower shall not make or consent to any change or modification in the Plans, contracts or subcontracts, and no work shall be performed with respect to any such change or modification, without the prior written consent of Lender, if such change or modification would in any way alter the design or structure of the Development Project or increase or decrease Costs of said Development Project by $20,000 or more for any single change or modification, or if the aggregate amount of all changes and modifications in Costs of said Development Project exceeds $50,000.

         5.4 Balancing Project Loans

         Borrower shall furnish to Lender, as and when requested by Lender, at Lender's option (a) satisfactory evidence of Borrower's ability to pay all unpaid Costs of completing and operating the Project through the Project Maturity Date, and/or (b) cash equal to any difference between such unpaid Costs and the proceeds of the Project Loan which have not yet been advanced hereunder, which shall be held and advanced by Lender pursuant to the terms hereof.

         5.5 Paying Costs of Loan, Projects and Project Loans

         Borrower shall pay and discharge, as and when required by the Mortgage, all taxes, assessments and other governmental charges upon a Project, as well as all claims for labor and materials which, if unpaid, might become a lien or charge upon said Project; provided, however, that Borrower shall have the right to bond off, to remove or to contest the amount, validity and/or applicability of any of the foregoing in strict accordance with the terms of the Mortgage.

         Borrower shall also pay all reasonable costs and expenses of Lender and all costs and expenses of Borrower in connection with the Project, the preparation and review of the Loan Documents and the evaluation, making, closing, administration, transfer and/or repayment of the Loan and of each Project Loan including, but not limited to, the fees of Lender's attorneys, the Inspecting Architect and Consultants (including preliminary cost review, construction progress inspection reports, engineers' fees and environmental Consultants' fees), costs of Environmental Audits, appraisal fees, internal appraisal review fees, administration fees, title insurance costs, filing and recording fees, mortgage registration or similar taxes, and all other costs and expenses payable to third parties incurred by Lender or Borrower in connection with the Loan. Such costs and expenses shall be so paid by Borrower whether or not the Loan or any particular Project Loan is fully advanced.

         5.6 Using Project Loan Proceeds

         Borrower shall use the Project Loan proceeds solely to pay, or to reimburse Borrower for paying, Costs shown on the Budget and the Sworn Construction Cost Statement for the relevant Project. Borrower shall take all steps necessary to assure similar use of Project Loan proceeds by its Contractors and subcontractors.

         5.7 Keeping of Records

         Borrower shall set up and maintain accurate and complete books, accounts and records pertaining to each Project and the development and construction thereof in a manner reasonably acceptable to Lender. Borrower will permit representatives of Lender and the Inspecting Architect to have free access to and to inspect and copy all books, records and contracts of Borrower relating to each Project and the acquisition, development and construction thereof, and will permit representatives of Lender to have free access to and to inspect and copy all other books, records and contracts of Borrower. Any such inspection shall be for the sole benefit and protection of Lender, and Lender shall have no obligation to disclose the results thereof to Borrower or to any third party.

         5.8 Providing Financial Information

         Borrower and each Guarantor shall furnish to the Lender at the times set forth below the following financial statements, reports and certificates:

         (a) As soon as available, but in any event within ninety (90) days after each fiscal year end, an audited financial statement of the Borrower consisting of a balance sheet, profit and loss statement and sources of cash flow prepared and certified to by an independent certified public accountant satisfactory to the Lender together with a copy of Borrower's applicable 10K Report;

         (b) As soon as available, but in any event within thirty (30) days after the last day of each fiscal quarter, a balance sheet and profit and loss statement of the Borrower dated as of the last business day of such fiscal quarter in form and detail as required by the Lender certified by the Chief Financial Officer of the Borrower together with a copy of Borrower's applicable 10Q Report;

         (c) As soon as available, but in any event within ninety (90) days after the end of each calendar year, the personal financial statements of each of the Guarantors prepared and certified personally by each of the Guarantors, including a contingent obligation listing for each of the Guarantors;

         (d) On the first (1st) Business Day of each month, a copy of the updated Borrowing Base Certificate, together with a report regarding sales of all lots located within any Development Project for which a Development Project Loan has been made; and

         (e) Such other information concerning the business, operations and condition (financial or otherwise) of the Borrower and the Guarantors as the Lender may reasonably request.

         All financial statements shall be prepared in reasonable detail, shall be prepared for partnerships and corporations in accordance with GAAP and for individuals in accordance with accounting principles consistently applied and shall be signed and certified by the party to which they apply as true, correct and complete. In the event the Borrower fails to furnish any of the above statements or information or upon the occurrence of an event of default hereunder, the Lender may cause an audit to be made of the respective books and records of the Borrower and the Guarantors at the sole cost and expense of the Borrower. The Lender also shall have the right to examine at their place of safekeeping all books, accounts and records relating to the operation of the Projects and make copies thereof or extracts therefrom and to discuss the affairs, finances or accounts with the employees and officers of the Borrower and the Borrower's independent accountants. Said examinations shall be at the Lender's expense unless the Borrower's statements are found to contain significant discrepancies, in which case the examination shall be at the Borrower's expense.

         5.9 Providing Evidence of Completion

         Upon Completion of each of the Project Improvements included within each Project, and, unless the Project Improvement is a Construction Project Improvement which is a Pre-Sold Home, prior to the final advance of Project Loan proceeds to pay for Construction Costs thereof including, but not limited to, any retainage therefor, and as a condition of the same, Borrower shall furnish Lender with all items required to evidence either Development Project Completion or Construction Project Completion as set forth herein in the definition of those terms.

         5.10 Maintaining Insurance Coverage; Collection and Application of Insurance Proceeds

         Borrower shall, at all times until Lender has been fully repaid all indebtedness evidenced by the Note, maintain, or cause to be maintained, in effect, the following insurance with respect to each Project for the benefit of
Lender:

         (a) Builder's risk insurance, written on an "all-risk", completed value, nonreporting basis, covering one hundred percent (100%) of the replacement cost of all Project Improvements under construction at any time upon the Project Land;

         (b) Insurance upon all completed Project Improvements against loss or damage by fire, lightning and other risks customarily covered by standard "all risk" (or special form cause of loss) and extended coverage endorsements, together with theft, vandalism, malicious mischief, collapse, earthquake, replacement cost, agreed amount (if there is co-insurance), and restoration in conformance with applicable laws and ordinances endorsements, all in such amounts as may be from time to time required by Lender, but in no event less than the full replacement cost of the completed Project Improvements at any time erected or placed upon the Project Land, including the cost of debris removal, including the value of all Project Improvements which cannot be replaced due to changes in applicable laws, codes, ordinances and/or regulations since the original construction thereof, and, in any event, in an amount not less than the unpaid principal balance of the Project Loan;

         (c) Comprehensive commercial general public liability insurance against claims for bodily injury, personal injury, death and/or property damage occurring in, on or about the Project, with coverage limits satisfactory to Lender (which shall initially be at least equal to $1,000,000.00 with respect to any one (1) Person, accident or occurrence, with at least $10,000,000.00 in umbrella excess-liability coverage), and including contractual liability coverage for the tort liability with respect to the Project assumed by Borrower hereunder and under any other Loan Document;

         (d) Flood insurance upon any Project in such form and amount as may from time to time be required by Lender, if such Project or any portion thereof is located in a designated flood zone, flood plain or other flood hazard or danger area; and

         (e) Insurance upon the Project against such other casualties and contingencies as Lender may from time to time require including, but not limited to, workers' compensation in amounts acceptable to Lender, all in such manner and form as may be satisfactory to Lender.

         Borrower shall, at its sole cost and expense, from time to time and at any time when Lender shall so request, provide Lender with evidence of the full replacement cost of a Project in a form acceptable to Lender. Borrower shall promptly notify Lender and the appropriate insurer in writing of any loss covered by any of the insurance required hereby.

         All insurance provided for in this Section 5.10 shall be in effect under a valid and enforceable policy or policies of insurance in form and substance approved by Lender, shall be issued by insurers of recognized responsibility, which are licensed to do business in the state in which the Project is located, and which are acceptable to Lender, and shall be satisfactory to Lender in all other respects.

         All hazard and casualty insurance policies maintained by Borrower pursuant to the foregoing provisions of this Section 5.10 shall (i) provide that any losses payable thereunder shall (pursuant to a standard first mortgagee clause in favor of, and acceptable to, Lender, to be attached to each such policy) be payable to Lender and assigns, (ii) include effective waivers by the insurer of all claims for insurance premiums against Lender, (iii) provide that any losses shall be payable notwithstanding (A) any act of negligence by Borrower or Lender, (B) any foreclosure or other proceedings or notice of sale relating to the Project, (C) any waiver of subrogation rights by the insured, or
(D) any change in the title to or ownership of the Project or any portion thereof, and (iv) be written in amounts sufficient to prevent Borrower from becoming a co-insurer under said policies. All liability insurance policies maintained by Borrower pursuant to this Section 5.10 shall name Lender as an additional insured and shall waive contribution from any other insurance carried by Lender in the event of loss. Borrower shall furnish Lender with evidence that each Project is insured without interruption as required hereunder and, upon request, Borrower shall cause the originals or certified copies of the policies of all such insurance to be deposited with Lender or to be otherwise held as directed by Lender. At least fifteen (15) days prior to the date on which the premiums on each such policy shall become due and payable, Borrower shall furnish Lender with proof reasonably satisfactory to Lender of payment thereof. Each of such policies shall contain an agreement by the insurer that the same shall not be amended, modified, canceled, reduced or terminated for any reason including, but not limited to, a failure to pay premiums and/or expiration by its terms, without at least thirty (30) days' prior written notice to Lender. If the Mortgage covering any Project is foreclosed, the purchaser at the foreclosure sale shall, after the expiration of any statutory period of redemption become the sole and absolute owner of any and all such policies, with the sole right to collect and retain all unearned premiums thereon, and, for this purpose, Borrower hereby assigns and grants a security interest in said policies and unearned premiums to Lender.

         In the event of loss, Borrower shall immediately give written notice thereof to Lender, and Borrower shall promptly make proof of loss and shall in good faith and with due diligence file, prosecute, settle, adjust or compromise any claims for insurance proceeds and cause the same to be paid to Lender; provided, however, that Borrower agrees not to finally settle, adjust or compromise any such claims without the prior written consent of Lender. If Borrower does not itself promptly do so, or if any event of default exists hereunder, Lender is authorized and empowered (but not obligated or required) to make proof of loss, to settle, adjust or compromise any claims for loss, damage or destruction under, to appear in, prosecute, settle and compromise any suit or proceeding relating to, and to collect and receive all proceeds of, any policies of hazard and casualty insurance maintained pursuant hereto. Borrower shall reimburse Lender, on demand, for all reasonable costs and expenses including, but not limited to, court costs and attorneys fees, incurred by Lender in connection therewith, plus interest thereon from the date incurred at the Default Rate. All proceeds of such insurance are hereby absolutely and unconditionally assigned, and shall be paid, to Lender. Such proceeds shall, at Lender's option, be applied first to the payment of all costs and expenses incurred by Lender in obtaining such proceeds, and the remainder ("Net Insurance Proceeds") shall be applied, at Lender's option, either to the reduction of the indebtedness secured by the Mortgage covering the damaged or destroyed Project in such order as Lender may elect, whether then due and payable or not, or to the restoration or repair of said Project, without affecting the lien of said Mortgage or the obligations of Borrower hereunder or thereunder. Interest upon the entire indebtedness secured thereby shall continue until any such proceeds are received and applied to such indebtedness by Lender. Pending a decision as to the proper use and application of any insurance proceeds, and during any such restoration or repair, Lender shall not be liable for interest on such proceeds. If Lender elects to apply any such insurance proceeds to the restoration or repair of a Project, such disbursement shall proceed in accordance with the procedures set forth in this Agreement governing disbursement of the proceeds of Project Loans. In such event, Borrower shall, prior to commencing any such restoration or repair, deposit with Lender the amount, if any, by which the cost of such restoration or repair, as determined by Lender, exceeds the amount of the Net Insurance Proceeds, which amount shall be disbursed to pay costs of such restoration and repair prior to, and in the same manner as, such Net Insurance Proceeds. Any surplus which may remain after payment of all costs of restoration or repair and/or all indebtedness evidenced hereby shall be paid to Borrower, its successors, transferees or assigns, as their interests may appear.

         Notwithstanding any provision contained in this Section to the contrary, in the event that no event of default then exists hereunder, Lender shall, at Borrower's written request, permit the Net Insurance Proceeds to be deposited in an interest bearing escrow account at Lender or at another financial institution acceptable to Lender, or to be otherwise invested in liquid, secure investments acceptable and pledged to Lender, with Borrower bearing all risk of loss thereof, and Lender shall further permit such proceeds and all interest accrued thereon ("Insurance Interest") to be drawn upon to pay the costs of restoration, rebuilding or repair of the Project in accordance with all of the terms of this Agreement applicable to the original construction of the Project Improvements; provided that (i) the Project Improvements can be restored, rebuilt or repaired substantially to the condition, and can then continue to be operated for the purposes, required by this Agreement; (ii) the restoration, rebuilding or repair of the Project Improvements shall be in strict accordance with the Plans there for approved by Lender, pursuant to which such Project Improvements were originally constructed, or Borrower has obtained the prior written approval by Lender of any other plans and specifications for such restoration, rebuilding and repair; (iii) the restoration, rebuilding or repair shall be commenced within sixty (60) days after the date of the loss; (iv) all restoration, rebuilding and repair shall be performed in a good and workmanlike manner and in accordance with all applicable Plans, Governmental Requirements and private restrictions; (v) Borrower has, prior to the commencement of any restoration, rebuilding or repair, deposited with Lender the amount by which the Net Insurance Proceeds and Insurance Interest will be insufficient to cover the total Costs of the planned restoration, rebuilding or repair, as evidenced by a Sworn Construction Cost Statement acceptable to Lender, which shall be submitted by Borrower to Lender and shall be signed and sworn to by Borrower and by the General Contractor for the planned restoration, rebuilding or repair, who must both be acceptable to Lender; (vi) there is sufficient time for Borrower to complete said restoration, rebuilding or repair and repay the Project Loan prior to the Project Loan Maturity Date for said Project, and (vii) Borrower proceeds diligently to complete said restoration, rebuilding or repair prior to said Project Loan Maturity Date. If at any time during the course of any such restoration, rebuilding or repair, the amount so deposited is not sufficient, in Lender's judgment, to pay the cost of said restoration, rebuilding or repair, Borrower shall deposit additional funds in an amount equal to the amount of such insufficiency. Borrower hereby grants to Lender a security interest in all Net Insurance Proceeds, in all Insurance Interest and in all sums deposited pursuant to this Section 5.10, to secure payment and performance by Borrower of all of its obligations hereunder and under the other Loan Documents. In the event that the Net Insurance Proceeds, plus the Insurance Interest, exceed the cost of said restoration, rebuilding or repair, and if no event of default exists hereunder, said excess shall be paid to Borrower.

         5.11 Transferring Conveying or Encumbering Projects

         Borrower shall not voluntarily or involuntarily agree to, cause, suffer or permit (a) any sale, transfer or conveyance of any interest of Borrower, legal or equitable, in any Project (as defined on page 8 herein) or any part or portion thereof; (b) any transfer of stock in Borrower; or (c) any mortgage, pledge, encumbrance or lien to be imposed or remain outstanding against any Project, or any security interest to exist therein, except as created by the Loan Documents, without, in each instance, the prior written consent of Lender. Borrower shall maintain its existence as a duly organized and qualified corporation, in good standing under the laws of the State of Minnesota and the laws of each state in which any Project is located, and shall not be dissolved, merged, wound up or terminated. Notwithstanding the above restrictions and provided no default or Event of Default has occurred and is continuing hereunder, stock in Borrower may be transferred so long as such Transfer is not a Change in Control as defined in that certain Indenture dated as of October 18, 1996 by and between Borrower and National City Bank of Minneapolis, National Association as Trustee and so long as Peter Pflaum shall, at all times, own at least a fifty (50%) voting and controlling interest in Borrower and so long as Peter Pflaum shall continue to be the President of Borrower and shall continue to be in control of the day-to-day operations of Borrower.

         5.12 Complying with the Loan Documents and Contracts

         Borrower shall comply with and perform all of its agreements and obligations under the Loan Documents, and under all other contracts and agreements to which Borrower is a party relating to the ownership, occupancy, use, development or construction of the Projects and shall comply with all requests by Lender which are consistent with the terms thereof. No contract or other agreement which has been or is required hereby to be assigned by Borrower to Lender as security for the Loan, shall be changed, modified, amended, revoked or terminated without the prior written consent of Lender.

         5.13 Agreements with Affiliates

         Any development, management, leasing or other agreement relating to any Project between Borrower or any Guarantor (or any Affiliate of Borrower or of any Guarantor), relating to the Project, which requires Borrower to pay any fee, commission or other compensation of any kind to Borrower, any Guarantor or any such Affiliate, must be approved by Lender, in writing, and all such agreements shall be subordinate to the Mortgage covering the Project as to lien and time of payment.

         5.14 Updated Appraisals

         Borrower agrees that Lender shall have the right to obtain, once during the term of each Development Project Loan and each Construction Project Loan, at Borrower's expense, an updated Appraisal of any Project for which an Appraisal is required under the terms hereof, acceptable to Lender's internal appraisal group, in the event that (a) an event of default shall have occurred hereunder,
(b) Lender determines in its reasonable opinion that the security for the Project Loan for said Project has been physically or financially impaired in any material respect, or (c) such Appraisal is required by then current Governmental Requirements applicable to Lender. In the event that Lender shall elect to obtain such an Appraisal, Lender may immediately commission an appraiser acceptable to Lender, at Borrower's cost and expense, to prepare the Appraisal, and Borrower shall fully cooperate with Lender and the appraiser in obtaining the necessary information to prepare such an Appraisal. In the event that Borrower fails to cooperate with Lender in obtaining such an Appraisal, or in the event that Borrower shall fail to pay for the cost of such an Appraisal, within ten (10) days following demand, such event shall constitute an event of default hereunder, and Lender shall be entitled to exercise all remedies therefor available to it hereunder. In the event that any such Appraisal shall conclude that the Loan to Value Ratio for any Project is greater than that required hereunder for a particular Project, and Borrower fails to prepay, within thirty (30) days after written notice from Lender to Borrower, the outstanding principal balance of the Project Loan, including any amounts which Lender is obligated to Fund, to the extent necessary to reduce the Loan to Value Ratio down to that required hereunder, such event shall constitute an event of default hereunder, and Lender shall be entitled to exercise all remedies therefor available to it hereunder.

         5.15 Limitation on Additional Indebtedness

         Borrower shall not, nor shall it permit its Subsidiaries to, create, incur, assume or issue other Indebtedness if, immediately after the incurrance thereof, the ratio of Funded Debt to Consolidated Tangible Net Worth, plus Shareholder Subordinated Debt of the Borrower, would exceed 7 to 1. Compliance with this covenant shall be measured on the last day of March, June, September and December of each year, and Borrower shall provide Lender with a detailed calculation with accompanying Certificate in the form attached hereto as Exhibit H of the Funded Debt to Consolidated Tangible Net Worth as of each quarter within forty-five (45) days of each calendar quarter except December 31 for which Borrower shall have seventy-five (75) days to provide the calculation. Borrower shall have thirty (30) days to cure any default in this Funded Debt covenant, and Borrower shall be prohibited from incurring any additional Funded Debt from the date of measurement until such default is cured. In the event of any non-compliance with this covenant, Borrower shall deliver to Lender a certificate from Borrower's independent public accountants as to subsequent compliance to cure any such default.

         5.16 Minimum Consolidated Tangible Net Worth

         Borrower will maintain, at all times until the maturity of all Project Loans, a Consolidated Tangible Net Worth, determined as of December 31 of each year, based upon the annual audited financial statements, of at least Five Million and 00/100 Dollars ($5,000,000.00) plus fifty percent (50%) of the Consolidated Net Income earned after December 31, 1995, assuming for purposes of this Consolidated Tangible Net Worth calculation only that the maximum Management Bonuses permitted pursuant to Section 10.12 of that certain Indenture dated as of October 18, 1996 by and between Borrower and National City Bank of Minneapolis, National Association, as Trustee, are paid as of December 31 of each year and taxes are then determined based upon the assumed Consolidated Net Income level. Compliance with this covenant shall be determined quarterly but the net worth utilized each calendar quarter in March, June and September shall be the Consolidated Tangible Net Worth amount as determined on the previous December 31.

         Compliance with this covenant shall be measured on the last day of March, June, September and December of each year, and Borrower shall provide Lender with a detailed calculation of the Consolidated Tangible Net Worth as of each quarter within forty-five (45) days of each calendar quarter except December 31 for which Borrower shall have seventy-five (75) days to provide the calculation. Borrower shall have thirty (30) days to cure any default in this Consolidated Tangible Net Worth covenant. In the event of any non-compliance with this covenant, Borrower shall deliver to Lender a certificate from Borrower's independent public accountants as to subsequent compliance to cure any such default.

         5.17 Miscellaneous

         Borrower shall also:

         (a) Maintain its qualification to transact business in its state of incorporation, in each state in which a Project is located, and in each jurisdiction where failure so to qualify would permanently preclude Borrower from enforcing its rights with respect to any material asset or would expose Borrower to any material liability.

         (b) File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it and all claims or demands of any kind which, if unpaid, might result in the creation of a lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings in accordance with applicable terms of the Mortgage covering said property, and as long as the Borrower's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with, and adequate reserves with respect thereto have been set aside on the Borrower's books in accordance with GAAP.

         (c) Give prompt written notice to Lender of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting Borrower or any Guarantor or any property of Borrower or any Guarantor or to which Borrower or any Guarantor is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Borrower or any Guarantor or on the ability of any of them to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding.

                                   6. DEFAULTS

         6.1 Events of Default

         Any of the following events shall constitute an event of default under this Agreement:

         (a) Borrower shall default in the payment of principal due according to the terms hereof or of the Note.

         (b) Borrower shall default in the payment of interest on Advances made by Lender, or in the payment of fees or any other amounts payable hereunder, under the Note or under any of the other Loan Documents.

         (c) Borrower shall default in the performance or observance of any other agreement, covenant or condition required to be performed or observed by Borrower under the terms of this Agreement, which default, if curable, is not cured within thirty (30) days after Lender gives Borrower written notice thereof; provided, however, that if said curable default cannot reasonably be cured within said thirty (30) day period, but Borrower commences the cure thereof within said thirty
                  (30) day period and thereafter prosecutes such cure diligently, continuously and in good faith, said thirty (30) day period shall be extended by the period of time reasonably required to cure the same, not to exceed an additional sixty
                  (60) days.

         (d) Any representation or warranty made by Borrower or any Guarantor in this Agreement or in any of the other Loan Documents, or in any certificate or document furnished under the terms of this Agreement or in connection with the Loan, shall be untrue or incomplete in any material respect.

         (e) An event of default shall exist under the terms of any other Loan Document.

         (f) Work on any Project shall be substantially abandoned, or shall, by reason of Borrower's fault, be delayed or discontinued for an unreasonably long period or for no valid, good faith business reason, or such construction shall be delayed for any reason to the extent that Completion of the Project cannot, in the reasonable judgment of Lender, be accomplished prior to the Completion Date for the Project.

         (g) Borrower, any Guarantor or any Affiliate of Borrower or any Guarantor shall become insolvent or shall commit an act of bankruptcy; or shall apply for, consent to or permit the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or shall fail to, or admit in writing its inability to, pay its debts as they mature; or shall make a general assignment for the benefit of creditors or shall be adjudicated bankrupt or insolvent; or shall take other similar action for the benefit or protection of its creditors; or shall give notice to any governmental body of insolvency or pending insolvency or suspension of operations; or shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other similar debtor relief law or statute; or shall file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or shall be dissolved, liquidated, terminated or merged without Lender's prior written consent; or shall effect a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian shall be appointed for it or for any of its property or assets and shall not be discharged within sixty (60) days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within sixty (60) days after the date of its filing.

         (h) A judgment or judgments for the payment of money in excess of the sum of $25,000.00 in the aggregate shall be rendered against Borrower or any Guarantor, and said party shall not
                  (i) discharge the same or provide for the discharge thereof in accordance with the terms thereof, or (ii) procure a stay of execution thereof, prior to any execution on such judgment by the judgment creditor, within sixty (60) days from the date of entry thereof, and within said period of sixty (60) days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         (i) The maturity of any Lender Debt of Borrower, any Guarantor, or any Affiliate of Borrower or any Guarantor (other than indebtedness under this Agreement) shall be accelerated, or Borrower, any Guarantor or any such Affiliate shall fail to pay any such Lender Debt when due (after the lapse of any applicable grace period) or, in the case of such indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto hand shall have the effect of causing, or permitting the holder of any such indebtedness or any trustee or other Person, party or entity acting on behalf of such holder to cause, such or Lender Debt to become due prior to its stated maturity or to realize upon any collateral given as security therefor.

         (j) An Event of Default occurs under the terms of the Senior Subordinated Debentures.

         (k) Borrower shall be terminated, dissolved, liquidated or wound-up.

         (l) Any default by any Guarantor occurs under the terms of the Guaranty.

         (m) Peter Pflaum shall die or shall become legally incompetent. The default described in this Section 6.1(m) may be cured by the immediate implementation of the Term-Out provisions set forth in Section 1.9 hereof, with the then Total Revolving Outstandings reduced to zero (0) within six (6) months from the date of such death or legal incompetence.

         (n)      Borrower shall fail to comply with the convenants set forth in
                  Section 5.15 and 5.16 hereof.

         6.2 Rights and Remedies

         Upon the occurrence of an event of default, unless such event of default is subsequently waived in writing by Lender, Lender shall be entitled, at the option of Lender, to exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

         (a) Lender may make one (1) or more further Advances, without liability to make any subsequent Advances.

         (b) Lender may suspend its obligation to make Advances under this Agreement, without notice to Borrower.

         (c) Lender may terminate its obligation to make Advances under this Agreement, and may declare the entire unpaid principal balance of the Advances made under this Agreement to be immediately due and payable, together with accrued and unpaid interest on such Advances, without notice to or demand on Borrower.

         (d) Lender may exercise any or all remedies specified herein and/or in the other Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Mortgage or to sell the property covered thereby pursuant to the terms thereof, and/or any other remedies which it may have therefor at law, in equity or under statute.

         (e) Lender may cure the event of default on behalf of Borrower, and, in doing so, may enter upon any Project, and may expend such sums as it may deem desirable, including attorneys' fees, all of which shall be deemed to be Advances hereunder, even though causing the Loan to exceed the face amount of the Note, shall bear interest at the Default Rate and shall be payable by Borrower on demand.

         (f) Borrower hereby irrevocably authorizes Lender to set off any sum due to or incurred by Lender against all deposits and credits of Borrower with, and any and all claims of Borrower against, Lender. Such right shall exist whether or not Lender shall have made any demand hereunder or under any other Loan Document, whether or not said sums, or any part thereof, or deposits and credits held for the account of Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Lender. Lender agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify Borrower of its exercise of such setoff right; provided, however, that the failure of Lender to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on Lender to all rights of banker's lien, setoff and counterclaim available pursuant to law.

         In addition, upon the occurrence of any event described in Section 6.1(g) hereof which will not become an event of default prior to the expiration of some period of time, Lender may suspend its obligations to fund Advances hereunder immediately upon the occurrence of said event.

         6.3 Completion of a Project by Lender

         In addition, in case of the occurrence of an event of default specified in Section 6.1(f) hereof, or any event of default caused by, or which results in, Borrower's failure, for any reason, to continue with construction of a Project as required by this Agreement, then Lender may (but shall not be obligated to), in addition to, or in concert with, the other remedies referred to above, take over and complete construction of the Project in accordance with the Plans, with such changes therein as Lender may, in its discretion, deem appropriate, all at the risk, cost and expense of Borrower. Lender may assume or reject any contracts entered into by Borrower in connection with the Project, may enter into additional or different contracts for work, services, labor and materials required, in the judgment of Lender, to complete the Project, and may pay, compromise and settle all claims in connection with the Project. All sums, including reasonable attorneys' fees, and charges or fees for supervision and inspection of the construction and for any other necessary or desirable purpose in the discretion of Lender expended by Lender in completing or attempting to complete the Project (whether aggregating more, or less, than the face amount of the Note), shall be deemed Advances made by Lender to Borrower hereunder, and Borrower shall be liable to Lender, on demand, for the repayment of such sums, together with interest on such sums from the date of their expenditure at the Default Rate. Lender may, in its discretion, at any time abandon work on the Project, after having commenced such work, and may recommence such work at any time, it being understood that nothing in this Section shall impose any obligation on Lender either to complete or not to complete the Project. For the purpose of carrying out the provisions of this Section, Borrower irrevocably appoints Lender its attorney-in-fact, with full power of substitution, to execute and deliver all such documents, to pay and receive such funds, and to take such action as may be necessary, in the judgment of Lender, to complete the Project. This power of attorney is coupled with an interest and is irrevocable. Lender, however, shall have no obligation to undertake any of the foregoing, and, if Lender does undertake any of the same, it shall have no liability for the adequacy, sufficiency or completion thereof.

                                7. MISCELLANEOUS

         7.1 Binding Effect; Waivers; Cumulative Rights and Remedies

         The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns, subject to the provisions of Section 5.11; provided, however, that neither this Agreement nor the proceeds of the Loan may be assigned by Borrower voluntarily, by operation of law or otherwise, without the prior written consent of Lender. No delay on the part of Lender in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which shall be continuing. The rights and remedies of Lender specified in this Agreement shall be in addition to, and not exclusive of, any other rights and remedies which Lender would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Lender's rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.

         7.2 Survival

         All agreements, representations and warranties made in this Agreement shall survive the execution of this Agreement, the making of the Advances by Lender, and the execution of the other Loan Documents, and shall continue until Lender receives payment in full of all indebtedness of Borrower incurred under this Agreement, under the Indemnification Agreements and under the other Loan Documents and Lender has no obligation to make any further Advances hereunder.

         7.3 Governing Law; Waiver of Jury Trial; Venue

         THIS AGREEMENT, THE RIGHTS OF THE PARTIES HEREUNDER, AND THE CONSTRUCTION, INTERPRETATION, VALIDITY AND ENFORCEABILITY HEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES RELATING TO NATIONAL BANKS. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THE LOAN, THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY. AT THE OPTION OF LENDER, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, LENDER, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         7.4 Counterparts

         This Agreement may be executed in any number of counterparts, all of which shall constitute a single Agreement.

         7.5 Notices

         Any notice required or permitted to be given by any party hereto to the other under the terms of this Agreement, or documents related hereto, shall be in writing and shall be sent by manual delivery, telegram, facsimile transmission, overnight courier, or United States registered or certified mail, return receipt requested (postage prepaid), addressed to such party at the address specified on the signature page(s) hereof, or at such other address in the United States of America as such party shall have specified to the other party hereto in writing, at least ten (10) days prior to the effective date of said change of address. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four (4) days after the date of mailing if so mailed.

         7.6 Lender's Signs

         Lender may, if it so desires, at Borrower's cost and expense, place a sign of reasonable size on any Project Land, indicating that Lender is providing financing for the Project to be constructed thereon, and/or may otherwise publicize its involvement with said Project including, but not limited to, issuing press releases.

         7.7 No Third Party Reliance

         No third party shall be entitled to rely upon this Agreement or to have any of the benefits of Lender's interest hereunder, unless such third party is an express assignee of all or a portion of Lender's interest hereunder.

         7.8 Time of the Essence

         Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement.

         7.9 Entire Agreement: No Oral Modifications

         This Agreement, the Guaranty, the other Loan Documents and the other documents mentioned herein set forth the entire agreement of the parties with respect to the Loan and supersede all prior written or oral understandings and agreements between them with respect thereto. No modification or waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

         7.10 Captions

         The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

         7.11 Borrower-Lender Relationship

         The relationship between Borrower and Lender created hereby and by the other Loan Documents shall be that of a borrower and a lender only, and in no event shall Lender be deemed to be a partner of, or a joint venturer with, Borrower.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Address:                                    LUNDGREN BROS. CONSTRUCTION, INC.,
                                            a Minnesota corporation

935 East Wayzata Boulevard
Wayzata, Minnesota 55391                    By:
                                                -------------------------------
                                                Peter Pflaum
                                            Its: President



Address:                                    FIRST BANK NATIONAL ASSOCIATION

First Bank Place - MPFPO8O2
601 Second Avenue South                     By:
Minneapolis, Minnesota 55402-4302               -------------------------------
Attention:   Real Estate Banking            Its:
             Division Head                      -------------------------------





                                   EXHIBIT "A"
                              AMENDMENT TO MORTGAGE



                  AMENDMENT OF MORTGAGE AND SECURITY AGREEMENT
                         AND FIXTURE FINANCING STATEMENT


         This Amendment to Mortgage and Security Agreement and Fixture Financing Statement is made and entered into as of the ______ day of ________________, 19____, by and between FIRST BANK NATIONAL ASSOCIATION, a national banking association ("Mortgagee"), whose post office address is 601 Second Avenue South, MPFP0802, Minneapolis, Minnesota 55402-4302, Attn: Real Estate Banking Group and LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation (hereinafter referred to as the "Mortgagor"), whose post office address is 935 East Wayzata Boulevard, Wayzata, Minnesota 55391.

                                 R E C I T A L S

         7.12 Mortgagee has made a revolving construction and development loan ("Loan") to Mortgagor in the sum of Five Million and No/100 Dollars ($5,000,000.00).

         7.13 To evidence the Loan, the Mortgagor executed and delivered to Mortgagee a Revolving Credit Note dated April ______, 1997, in the original sum of Five Million and No/100 Dollars ($5,000,000.00) ("Note") payable to the order of Lender.

         7.14 The Note was secured by a Mortgage and Security Agreement and Fixture Financing Statement dated April _____, 1997, filed in the office of the Hennepin County Recorder on April ______, 1997, as Document No. ______________ and in the office of the Hennepin County Registrar of Titles on April __, 1997 as Document No. _______ and in the offices of the Dakota County Recorder on April __, 1997 as Document No. _______ ("Mortgage"), on certain property located in Hennepin and Dakota Counties, Minnesota, and legally described therein.

         7.15 Mortgagor has requested that the Mortgagee agree to amend and modify the Note. Mortgagee has agreed to such amendment and modification upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, Mortgagor and Mortgagee do hereby amend the terms of the Mortgage as follows:

         (a) Exhibit "A" attached to the Mortgage and the real property conveyed therein, is hereby amended and supplemented and the real property described in Exhibit "A" attached hereto shall become a part thereof. All references in the Mortgage to Exhibit "A" and/or the Premises shall refer to Exhibit "A" and the Premises as amended hereby.

         (b) All references in the Mortgage to the county wherein the Premises shall is located shall be amended to include the County of _________________.

         (c) Except as amended hereby, all provisions of the Mortgage shall remain in full force and effect and are not further modified, and the liens securing the Note are continued and carried forward in full force and effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties hereto have executed the foregoing instrument as of the date first above written.

                                          FIRST BANK NATIONAL
                                          ASSOCIATION, a national banking
                                          association


                                          By:
                                              ---------------------------------

                                          Its:
                                              ---------------------------------

                                          LUNDGREN BROS. CONSTRUCTION,
                                          INC., a Minnesota corporation


                                          By:
                                              ---------------------------------

                                          Its:
                                              ---------------------------------



STATE OF MINNESOTA   )
                     ) ss.
COUNTY OF HENNEPIN   )

         The foregoing instrument was acknowledged before me this _______ day of __________, 199___, by ____________________________, the _______________________
of First Bank National Association, a national banking association, on behalf of said association.


                                             ----------------------------------
                                             Notary Public


STATE OF MINNESOTA         )
                           ) ss.
COUNTY OF HENNEPIN         )

         The foregoing instrument was acknowledged before me this _______ day of __________, 199___, by ____________________________, the _______________________
of Lundgren Bros. Construction, Inc., a Minnesota corporation, on behalf of said corporation.


                                             ----------------------------------
                                             Notary Public



THIS DOCUMENT DRAFTED BY

Oppenheimer Wolff & Donnelly (MES)
3400 Plaza VII
45 South Seventh Street
Minneapolis, Minnesota 55402
Telephone:  (612) 344-9300




                                   EXHIBIT "A"
                                LEGAL DESCRIPTION


Parcel I:

Lot 9, Block 2, Plum Tree 2nd Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

Abstract property and Torrens Certificate Number: 843902



Parcel II:

Lot 8, Block 1, The Woodwinds 4th Addition, according to the recorded plat thereof, Dakota County, Minnesota.

Abstract.



Parcel III:

Lot 10, Block 2, The Woodwinds 5th Addition according to the recorded plat thereof, Dakota County, Minnesota.

Abstract.




                                   EXHIBIT "B"
                     APPLICATION AND CERTIFICATE FOR PAYMENT






                                   EXHIBIT "C"
                           BORROWING BASE CERTIFICATE



            LUNDGREN BROS. CONSTRUCTION, INC. -- FIRST BANK NATIONAL
                                   ASSOCIATION

                BORROWING BASE CERTIFICATE _____________, 199___


The undersigned hereby certifies to First Bank National Association ("Bank") that (a) all information set forth on this Borrowing Base Certificate and the attached Borrowing Base Certificate Exhibit A is true, correct, complete and accurate on the date set forth below; (b) no uncured Event of Default (as that term is defined in the Revolving Construction and Development Loan Agreement ("Loan Agreement"), dated April ____, 1997, between the Bank and Lundgren Bros. Construction, Inc.) exists on the date set forth below, except as set forth below or in previous notices sent, or certificates delivered to the Bank as set forth below; and (c) this Certificate complies with all of the terms and provisions of the Loan Agreement.


Unit Summary
                                                   Number of Units   Amount of
                                                                   Construction
                                                                   Project Loans

        Total Housing Units Under Construction    ________________ _____________
        Presold Units                             ________________ _____________
        Models                                    ________________ _____________
        Spec Units                                ________________ _____________
        Models and Specs Maximum = 50% of Revolver
        Amount allocated to Construction Portion  ________________ _____________



Notices The following notices have been provided to First Bank National Association and remain effective as of the date hereof:

                  None.


Certified:        Lundgren Bros. Construction, Inc.

         By: ______________________________        Date: _____________________
         Its: _____________________________






                                   EXHIBIT "D"

                             Intentionally deleted.






                                   EXHIBIT "E"
                           DRAW REQUEST CERTIFICATION



                                  DRAW REQUEST


In accordance with the attached Collateral Certificate and Borrowing Base Certificate, Borrower has requested a draw in the amount of $_______________ as of ________________, 1997.



                                         BORROWER

                                         LUNDGREN BROS. CONSTRUCTION, INC.,
                                         a Minnesota corporation


                                         By:
                                             ---------------------------------

                                         Its:
                                             ---------------------------------






                                   EXHIBIT "F"
                             LETTER OF INSTRUCTIONS



__________________, 1997

BY OVERNIGHT COURIER


Chicago Title Insurance Company
2740 West 80th Street, Suite 120
Bloomington, Minnesota  55431

Attention: _________________

     Re:  $5,000,000.00 Revolving Single Family Residential
          Development Loan from First Bank National
          Association ("Bank") to Lundgren Bros. Construction, Inc., (Borrower") Mortgage and Security Agreement and Fixture Financing Statement by and between Bank and Borrower dated April ____, 1997, ("Mortgage") Your Mortgagee's Policy of Title Insurance No. ____________ ("Policy)

Dear _______________:

Enclosed please find a fully completed, dated, executed and acknowledged Amendment of Mortgage and Security Agreement and Fixture Financing Statement ("Amendment of Mortgage"), covering real property located in ____________ County, Minnesota ("Subject Property").

Please record the Amendment of Mortgage in the office of the County Recorder (Registrar of Titles) in and for said County, at the sole cost and expense of the Borrower named therein at such time as you are prepared to issue to the Bank an Endorsement under the Policy in the same form and amount as, including the same endorsements as are attached to, and with the same deletions from the Standard Printed Exceptions and Standard Exclusions from Coverage as are made in, the Policy, covering the Subject Property and insuring that the Mortgage, as amended and supplemented by the Amendment of Mortgage, is a first lien on the Subject Property, free and clear of all mortgages, liens, exceptions, encumbrances or objections to title except (a) the liens of unpaid taxes which are not yet delinquent and (b) the items numbered _____, ______, and _______ of Schedule B of your Commitment to Insure covering the Order Number _____________; Effective Date: _____________, 1997, a copy of which is attached hereto and is hereby made a part hereof. Please have an appropriate, authorized officer of Chicago Title Insurance Company date, sign and return to the undersigned by facsimile transmission (at 612/973-0830) and by overnight air courier, the enclosed copy of this letter. Notwithstanding our failure to receive a copy of this letter executed by an authorized agent of Chicago Title Insurance Company, your recordation of the Mortgage and issuance of the Endorsement shall constitute evidence of your agreement with these instructions.

All premiums and other costs associated with the issuance of the Endorsement and compliance with these instructions must be paid by the Borrower.

If you have any questions concerning any of these instructions, please contact the undersigned before acting thereon.

Sincerely,


Greg Fiedorow
Loan Administrator


GF:

Attachment

cc:   Kyle Hansen



                          ACKNOWLEDGMENT AND ACCEPTANCE

The undersigned hereby acknowledges receipt of the foregoing letter of instructions, agrees to comply therewith and agrees to issue the Endorsement in accordance with the terms thereof.


                                         CHICAGO TITLE INSURANCE COMPANY


                                         By:
                                             ---------------------------------
                                         Its:
                                             ---------------------------------





                                   EXHIBIT "G"
                         ASSIGNMENT OF GENERAL CONTRACT



                         ASSIGNMENT OF GENERAL CONTRACT

         THIS ASSIGNMENT is made this _____ day of April, 1997, by LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation (hereinafter collectively referred to as the "Borrower"), whose address is c/o Peter Pflaum, 935 East Wayzata Boulevard, Wayzata, Minnesota 55391, to FIRST BANK NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as the "Lender"), whose address is First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302.

                                    RECITALS

         A. The Borrower is the owner of certain real property and the improvements thereon located in the City of ______________, County of ____________, State of Minnesota (hereinafter referred to as the "Premises").

         B. The Borrower has executed and delivered to and with ______________ ______________________, a _____________________
                  (hereinafter referred to as the "Contractor") a certain agreement dated as of _____________, 19 ____ (hereinafter referred to as the "Contract") providing that Contractor will act as general contractor in connection with the construction of certain improvements upon the Premises (hereinafter referred to as the "Improvements").

         C. The Lender has made to the Borrower a $5,000,000.00 revolving and development construction loan (hereinafter referred to as the "Loan") pursuant to a certain Revolving Construction and Development Loan Agreement of even date herewith (hereinafter referred to as the "Loan Agreement") for the purpose of financing a portion of the costs of the construction of the Improvements, and as a condition of making certain advances under the Loan, the Lender requires the assignment to it of the Contract and certain subcontracts and the consent of the Contractor and certain subcontractors thereto as herein set forth.

         D. The Loan is evidenced by a Revolving Credit Note (hereinafter referred to as the "Note") and secured by a Mortgage and Security Agreement and Fixture Financing Statement (hereinafter referred to as the "Mortgage"), both dated April ____, 1997 (the Note, the Mortgage and all other documents securing the Loan are hereinafter collectively referred to as the "Loan Documents").

         NOW, THEREFORE, to secure the Loan and all advances to and obligations of the Borrower under the Loan Agreement and the Loan Documents for the Improvements, the Borrower hereby sells, assigns and transfers and sets over unto the Lender and its successors and assigns, and grants a security interest in all of the right, title and interest of the Borrower in and to the Contract and in and to any and all subcontracts (hereinafter referred to as the "Subcontracts") now or hereafter entered into by Contractor in connection with the construction of the Improvements, and the Borrower hereby represents, warrants and agrees as follows:

         1. The copy of the Contract attached hereto as Exhibit "A" is a true, correct and complete copy of the Contract; there have been no prior assignments of the Contract; the Contract is valid, enforceable and in full force and effect and has not been amended or modified in any manner; neither party to the Contract is in default under the terms of the Contract; and all covenants, conditions and agreements contained in the Contract have been performed as required therein, except those not due to be performed until after the date hereof.

         2. The Borrower agrees not to further assign, sell, pledge, mortgage or otherwise transfer or encumber its interest in the Contract so long as this Assignment is in effect. The Borrower agrees that it shall not amend or modify the terms of the Contract without the prior written approval of the Lender.

         3. This Assignment shall constitute a perfected, absolute and present assignment provided that the Lender shall have no right under this Assignment to enforce the provisions of the Contract until an Event of Default shall have occurred under the terms of the Construction Loan Agreement. Upon the occurrence of such an Event of Default, the Lender may, without affecting any of its rights or remedies against the Borrower under any other instrument, document or agreement, exercise its rights under this Assignment as the Borrower's attorney-in-fact in any manner permitted by law, and in addition, the Lender shall have the right to exercise and enforce any or all rights and remedies available to a secured party under the Uniform Commercial Code.

         4. The Borrower hereby irrevocably constitutes and appoints the Lender as its attorney-in-fact upon the occurrence of an Event of Default under the Construction Loan Agreement to demand, receive and enforce the Borrower's rights with respect to the Contract, to make payments under the Contract and to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of the Borrower or, at the option of the Lender, in the name of the Lender, with the same force and effect as if the Lender had originally executed the Contract.

         5. The Lender does not assume any of the obligations or duties of the Borrower under or with respect to the Contract unless and until the Lender shall have given the Contractor written notice that it is exercising its right to complete or cause the completion of the construction of the Improvements following the occurrence of an Event of Default under the Construction Loan Agreement. If the Lender does not undertake to complete or cause the completion of the construction of the Improvements, the Lender shall have no liability whatsoever for the performance of any of the obligations or duties under the Contract. The Lender may reassign, in its sole discretion, and for the purpose of completing the Improvements, its right, title and interest in the Contract and Subcontracts upon notice to the Contractor and Subcontractors, but without any requirement for the consent of the Borrower.

         6. The Borrower agrees to pay all costs and expenses, including attorney's fees, which the Lender may incur by exercising any of its rights under this Assignment.

         7. Neither this Assignment nor any provision hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the Borrower and the Lender.

         IN WITNESS WHEREOF, the Borrower has executed this Assignment as of the day and year first written above.


                                           LUNDGREN BROS. CONSTRUCTION,
                                           INC., a Minnesota corporation


                                           By:
                                               --------------------------------
                                                 Peter Pflaum
                                           Its:  President




                              CONTRACTOR'S CONSENT


         The undersigned, ____________________________________, a
__________________ (hereinafter referred to as the "Contractor"), does hereby consent to the above Assignment and acknowledges and agrees with FIRST BANK NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as the "Lender") as follows:

         1. The Contractor acknowledges that it has entered into a certain construction and development contract with the Borrower (hereinafter referred to as the "Contract") dated _____________, 19 ____, a true and correct copy of which is attached hereto as Exhibit "A", and that it is the Contractor under the Contract referred to in the foregoing Assignment. The Contract is valid, enforceable and in full force and effect and has not been amended or modified in any respect.

         2. The Contractor acknowledges that the rights of the Borrower under the Contract have been collaterally assigned by the Borrower to the Lender.

         3. Upon the occurrence of an Event of Default under the terms of the Loan Agreement, the Contractor shall, at the Lender's written request, continue performance on the Lender's behalf under the Contract in accordance with the terms thereof, conditioned only upon receipt by the Contractor of payment on account of its compensation in accordance with the terms and provisions of the Contract.

         4. The disbursement provisions contained in the Loan Agreement shall control the disbursement of Loan proceeds to the Borrower notwithstanding any conflicting provisions contained in the Contract.

         5. The Lender may enforce the obligations of the Contractor under the Contract with the same force and effect as if enforced by the Borrower and may perform the obligations of the Borrower. The Contractor will accept such performance in lieu of performance by the Borrower in satisfaction of the Borrower's obligations thereunder.

         6. The Contractor will give the Lender prompt written notice of any default by the Borrower under the Contract. The Contractor will not terminate the Contract on account of any default of the Borrower thereunder without written notice of such default to the Lender and will give the Lender thirty (30) days to cure the default. In the event the Lender elects to cure the default and does, in fact, cure such default within the time period set forth herein, the Contractor agrees not to terminate the Contract. If, however, the Lender elects not to enforce the Contract against the Contractor, the Lender shall have no obligation to cure any default of the Borrower under the Contract.

         7. The Contractor has full authority under all state and local laws and regulations to perform all of its obligations under the Contract in accordance with the terms thereof and the Contractor will comply with all applicable local, state and federal laws and regulations. Upon completion of the Improvements, the Contractor will certify to the Lender or its successors or assigns that the Improvements have been completed in substantial accordance with the Plans and Specifications as prepared by _________________________, a ______________________ and all applicable building, fire, health, zoning, environmental and energy legislation, ordinances, rules and regulations.

         8. The Contractor hereby collectively assigns to the Lender as collateral security for the Loan all of Contractor's right, title and interest under the Subcontracts under the same terms and conditions as contained herein with reference to the Contract which assignment shall become operative upon the occurrence of an event of default by the Contractor under the terms of the Contract or the Subcontracts and the written assumption by Lender of the Contractor's obligations under the Subcontracts.

         9. The Contractor agrees not to modify or amend the Contract or any Subcontracts or give effect to any change order without the Lender's specific written consent.

         10. All terms defined in the foregoing Assignment shall have the same meanings when used in this Consent.


Dated:  April ____, 1997


                                           CONTRACTOR:

                                           -----------------------------------,

                                           a
                                             ----------------------------------

                                           By:
                                               --------------------------------

                                           Its:
                                               --------------------------------




                                   EXHIBIT "A"
                                    CONTRACT







                                   EXHIBIT "H"
                       CERTIFICATE REGARDING CONSOLIDATED
                          NET WORTH AND LEVERAGE RATIO



The undersigned, being the Borrower or an authorized representative of the Borrower, delivers this certificate pursuant to the terms of Sections 5.15 and
5.16 of the Revolving Construction and Development Loan Agreement dated as of ___________, 1997, and hereby certifies that for the quarter immediately preceding the date of this Certificate:


         (1)      Consolidated Tangible Net Worth      $______________ *

         (2)      Leverage Ratio                             _________ *


                                         BORROWER

                                         LUNDGREN BROS. CONSTRUCTION,
                                         INC., a Minnesota corporation

                                         By:
                                             ----------------------------------

                                         Its:
                                             ----------------------------------

                                         Date:
                                               --------------------------------


*Calculations attached